SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

|_|   Preliminary Information Statement

|_|   Confidential, for Use of Commission Only (as permitted by Rule 14c-
      5(d)(2))

|X|   Definitive Information Statement

                           NATIONAL MICRONETICS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

      |_| No fee required.

      |X| Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11

      1) Title of each class of securities to which transaction applies:

               Common Stock, Par Value Ten Cents ($0.10) Per Share

      2) Aggregate number of securities to which transaction applies:

                                22,315,524 Shares

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      Estimated Aggregate Cash To Be Received By Registrant:

            $3,000,000 is the sum of the $2,400,000 to be received by the Registrant from the City of New York plus the estimated value of $600,000 of the remaining assets to be sold by the Registrant in an illiquid realty market.

      4) Proposed maximum aggregate value of transaction:

            Valuation by Registrant of Assets To Be Sold:

            $3,000,000 is the sum of the $2,400,000 to be received by the Registrant from the City of New York for part of its real property assets plus the estimated value of $600,000 of the remaining real property assets to be sold by the Registrant in an illiquid realty market.

      5) Total fee paid:           $600.00

|X|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

            $600.00

      2) Form, Schedule or Registration Statement No.:

            Schedule 14C Information Statement

      3) Filing Party:

            National Micronetics, Inc.

      4) Date Filed:

            December 21, 1998

                           NATIONAL MICRONETICS, INC.
                                 71 Smith Avenue
                            Kingston, New York 12401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 5, 1999

      The annual meeting of stockholders of National Micronetics, Inc., a Delaware corporation (the "Company"), will be held at the offices of Gersen, Wood & Blakeman LLP, 270 Madison Avenue, 7th Floor, New York, New York 10016 on Friday, February 26, 1999 at 11:00 a.m.

      As set forth in the attached information statement, the meeting will be held for the following purposes:

      1.    The election of two directors,

      2. Action on a proposal for the ratification of the selection of an independent public accountant,

      3. Consideration of a resolution authorizing the sale of real estate of the Company to the City of New York,

      4. Consideration of a resolution authorizing the sale of the remaining property and assets of the Company,

      5.    Action on a proposal to approve the dissolution of the Company,

      6. The transaction of any other business which properly may be brought before the meeting.

      It is requested that you read carefully the attached information statement which contains detailed information on the matters to be considered and acted upon.

      While the Company is holding an annual meeting, approval by the stockholders of the Company of the proposals listed above is assured, because Newmax Co., Ltd. and Dae Bang Investment Finance Corp., which hold in the aggregate a majority of the outstanding shares of common stock of the Company, already have undertaken to vote in favor of the proposals.

      Stockholders will not receive any proceeds from the proposed sale of real estate of the Company to the City of New York or the proposed sale of the remaining property and assets of the Company, because the debts of the Company far exceed the fair market value of its assets.

      Some insiders of the Company potentially will be benefiting from the proposed dissolution, the proposed sale of real estate of the Company to the City of New York and the proposed sale of the remaining property and assets of the Company. Those insiders include Mr. K. H. Chung and Dr. Heehwan Lee, the current directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, and companies which are associated with them.

      The Company plans to use most of the net proceeds of the sale of real estate of the Company to the City of New York to repay a mortgage loan which is guaranteed by Mr. K. H. Chung and by Newmax Co., Ltd. and Tae Il Media Co., Ltd., companies that are associated with Mr. K. H. Chung and Dr. Heehwan Lee.

      The Company plans to use some of those net proceeds and some of the net proceeds, if any, from the proposed sales, if any, of the remaining property and assets of the Company to pay debts to Gigamax Corporation and Tae Il USA, Inc., companies that are associated with Dr. Yoon H. Choo, to pay debts to Newmax Co., Ltd., Tae Il Media Co., Ltd. and Techmedia International Corporation, companies that are associated with Mr. K. H. Chung and Dr. Heehwan Lee, and to pay debts to Tae Il Magnetics Co., Ltd., a company which is affiliated with Mr. K. H. Chung.

      See "Interests of Directors and Associates of Directors in Matters to be Voted on" on pages 10 to 12 of the information statement, "Interest of Directors in Matters to be Voted on" on pages 13 to 15 of the information statement and "Interests of Associates of Directors in Matters to be Voted on" on pages 15 to 18 of the information statement.

      Dr. Heehwan Lee, a director, the chairman of the board of directors, the president, the chief executive officer, the secretary and the treasurer of the Company, will be present at the meeting to discuss the liquidation of the Company and to answer questions.

      Stockholders of record at the close of business on January 8, 1999 will be entitled to notice of, and to vote at, the meeting. We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy.


                                       By Order of the Board of Directors,



Kingston, New York                     Heehwan Lee
February 5, 1999                       Secretary

                                TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING                                                     1

TABLE OF CONTENTS                                                            3

LACK OF COMPLIANCE WITH REGULATION S-X, ARTICLE 2                            6

1999 ANNUAL MEETING OF STOCKHOLDERS
 OF NATIONAL MICRONETICS, INC.                                               6

SUMMARY OF STOCKHOLDER ACTIONS                                               7

VOTE REQUIRED FOR APPROVAL                                                   8

NO DISSENTERS' RIGHTS OF APPRAISAL                                          10

INTEREST OF DIRECTORS AND ASSOCIATES OF DIRECTORS
 IN MATTERS TO BE VOTED ON                                                  10

INTEREST OF DIRECTORS IN MATTERS TO BE VOTED ON                             13

INTEREST OF ASSOCIATES OF DIRECTORS
 IN MATTERS TO BE VOTED ON                                                  15

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                             18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS                             18

SECURITY OWNERSHIP OF MANAGEMENT                                            20

DIRECTORS AND EXECUTIVE OFFICERS:  LEGAL PROCEEDINGS                        21

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY                             25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              27

INDEBTEDNESS OF MANAGEMENT                                                  29

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT                           30

CERTAIN BUSINESS RELATIONSHIPS                                              30

BOARD AND COMMITTEE MEETINGS                                                33

COMPENSATION OF DIRECTORS AND OFFICERS                                      33

                          TABLE OF CONTENTS (C0NTINUED)

BOARD INTERLOCKS AND INSIDER PARTICIPATION                                  35

NOMINATION AND ELECTION OF DIRECTORS                                        37

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS                                 38

STOCKHOLDER ACTION REQUIRED TO SELECT ACCOUNTANT                            38

SALE OF CERTAIN REAL ESTATE OF THE COMPANY                                  39

SUMMARY OF MATERIAL TERMS                                                   40

DETERMINATION OF CONSIDERATION FOR THE REAL ESTATE                          42

PURPOSES OF SALE OF REAL ESTATE BY THE COMPANY                              44

RESULTS OF SALE OF REAL ESTATE BY THE COMPANY                               46

INFORMATION ABOUT THE COMPANY                                               48

FORMER BUSINESS OF THE COMPANY                                              48

PROPERTIES OF THE COMPANY                                                   53

LEGAL PROCEEDINGS                                                           54

MARKET PRICE OF COMMON STOCK OF THE COMPANY
  AND RELATED STOCKHOLDER MATTERS                                           54

AUDITED ANNUAL FINANCIAL STATEMENTS OF THE COMPANY                          55

UNAUDITED QUARTERLY FINANCIAL STATEMENTS OF THE COMPANY                     57

UNAUDITED PRO FORMA BALANCE SHEET OF THE COMPANY                            63

SELECTED FINANCIAL DATA                                                     65

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                          66

LIQUIDITY AND CAPITAL RESOURCES                                             70

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY                             72

RELATIONSHIPS AND BENEFICIAL INTERESTS                                      72

                          TABLE OF CONTENTS (C0NTINUED)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                     73

TRANSACTIONS WITH MANAGEMENT AND OTHERS                                     73

BOARD AND COMMITTEE MEETINGS                                                73

COMPENSATION OF DIRECTORS AND OFFICERS                                      73

BOARD INTERLOCKS AND INSIDER PARTICIPATION                                  73

STOCKHOLDER ACTION REQUIRED FOR SALE OF REAL ESTATE                         73

DISPOSITION OF REMAINING ASSETS AND PROPERTY                                74

DETERMINATION OF POTENTIAL VALUE OF REMAINING ASSETS                        75

LACK OF PRESENT PROSPECTS FOR SALE OF REMAINING ASSETS                      76

POSSIBLE RESULTS OF SALE OF REMAINING ASSETS                                77

STOCKHOLDER ACTION REQUIRED FOR SALE OF REMAINING ASSETS                    78

DISSOLUTION OF THE COMPANY                                                  78

STOCKHOLDER ACTION REQUIRED FOR DISSOLUTION                                 80

UNDERTAKING TO FURNISH EXHIBITS TO FORM 10-K                                80

PROPOSALS BY SECURITY HOLDERS                                               81

EXHIBITS                                                                    82

EXHIBIT 2:  AGREEMENT OF PURCHASE AND SALE BETWEEN
 THE CITY OF NEW YORK AND NATIONAL MICRONETICS, INC.                        83

EXHIBIT 13:  ANNUAL REPORT ON FORM 10-K
 FOR THE FISCAL YEAR ENDED JUNE 27, 1998                      BOUND SEPARATELY

                              INFORMATION STATEMENT

                      We Are Not Asking You for a Proxy and
                    You Are Requested Not To Send Us a Proxy

                LACK OF COMPLIANCE WITH REGULATION S-X, ARTICLE 2

      The audit reports of Mr. Sung I. Rhee decline to express an opinion in respect of the financial statements of the Company for the fiscal years ended June 27, 1998 and June 28, 1997. The audit reports of KPMG Peat Marwick LLP decline to express an opinion in respect of the financial statements of the Company for the fiscal years ended June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27, 1992 and June 29, 1991. Therefore, the annual reports of the Company on Form 10-K for the fiscal years ended June 27, 1998, June 28, 1997, June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27, 1992
and June 29, 1991 do not comply with Regulation S-X, Article 2, which requires that the audit reports express an opinion in respect of the financial statements, according to the Securities and Exchange Commission. See "Lack of Opinions of Independent Public Accountants" on page 56 and "Lack of Compliance with Regulation S-X, Article 2" on page 56.

1999 ANNUAL MEETING OF STOCKHOLDERS OF NATIONAL MICRONETICS, INC.

      Date, Time and Place of Annual Meeting of Stockholders. The annual meeting of stockholders of National Micronetics, Inc., a Delaware corporation (the "Company"), will be held on Friday, February 26, 1999 at 11:00 a.m. at the offices of Gersen, Wood & Blakeman LLP, 270 Madison Avenue, 7th Floor, New York, New York 10016.

      Address of the Company. The mailing address of the principal executive offices of the Company is 71 Smith Avenue, Kingston, New York 12401. The telephone number of the Company is (914) 338-0333.

      Mailing Date of Information Statement. February 5, 1999 is the approximate first date upon which this Information Statement and the accompanying Annual Report on Form 10-K of the Company are being sent to stockholders of the Company.

      Authority for Information Statement. This information statement and the accompanying notice of annual meeting are sent pursuant to authority of a unanimous written consent of the board of directors of the Company, effective on December 1, 1998. No director intends to oppose any action to be taken by the Company at the meeting.

      Actions To Be Taken at the 1999 Annual Meeting. The only matters which the board of directors of the Company intends to present for action on February 26, 1999 at the annual meeting of the stockholders of the Company are as follows:

1.    the election of two directors,

2. action on a proposal for the ratification of the selection of an independent public accountant,

3. consideration of a resolution authorizing the sale of real estate of the Company to the City of New York,

4. consideration of a resolution authorizing the sale of the remaining property and assets of the Company,

5.    action on a proposal to approve the dissolution of the Company,

6. action on such other matters as properly may come before the meeting, as described below.

                         SUMMARY OF STOCKHOLDER ACTIONS

      Election of Directors. The board of directors of the Company proposes that the stockholders should nominate Mr. K. H. Chung and Dr. Heehwan Lee for election by the stockholders as the two directors of the Company.

      Ratification of Independent Accountants. The board of directors of the Company has recommended that the stockholders approve the retention by the Company of Mr. Sung I. Rhee as the independent certified public accountant to audit its books and records for the fiscal year ending June 26, 1999.

      Sale of Real Estate to the City of New York. The board of directors of the Company has deemed that the sale of part of the real estate owned by the Company to the City of New York for a price of $2,400,000 on the terms and conditions which are set forth in the Agreement of Purchase and Sale dated as of November 4, 1998 between the City of New York and the Company is expedient and for the best interests of the Company and has recommended that the stockholders of the Company adopt a resolution authorizing that sale.

      Sale of Remaining Assets of the Company. The board of directors of the Company has deemed that the sale of the remaining property and assets of the Company, including its goodwill and corporate franchises, at whatever prices, for whatever consideration and on whatever terms and conditions may be negotiated by the officers of the Company pursuant to a plan of complete liquidation of the Company is expedient and for the best interests of the Company and has recommended that the stockholders adopt a resolution authorizing that sale.

      Dissolution of the Company. The board of directors of the Company has deemed it advisable in its judgment that the Company should be dissolved and has adopted a resolution to that effect and has recommended that the stockholders vote for the proposed dissolution of the Company in the State of Delaware.

                           VOTE REQUIRED FOR APPROVAL

      Quorum. Holders of a majority of the issued and outstanding shares of common stock of the Company are required to be present or represented by proxy at the 1999 annual meeting of stockholders of the Company to constitute a quorum. According to Section 216 of the general corporation law of the state of Delaware and section 2.06 of the by-laws of the Company, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute of by the certificate of incorporation.

      Vote Required for Approval. According to section 216 of the general corporation law of the state of Delauare and section 2.07 of the by-laws of the Company, when a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Election of Directors. According to section 216 of the general corporation law of the state of Delaware and section 2.02 of the by-laws of the Company, a plurality vote of the quorum of the holders of the issued and outstanding shares of common stock of the Company present or represented at the 1999 annual meeting of stockholders is required to elect Mr. K. H. Chung and Dr. Heehwan Lee as the board of directors of the Company.

      Approval of Public Accountant. A majority vote of the quorum of the holders of the issued and outstanding shares of common stock of the Company present or represented at the 1999 annual meeting of stockholders is required to approve and ratify the selection of Mr. Sung I. Rhee as the independent public accountant of the Company for the fiscal year ending June 26, 1999.

      Approval of Sale of Real Estate to the City of New York. According to
Section 271(a) of the general corporation law of the state of Delaware, a resolution authorizing the sale of certain real estate of the Company to the City of New York for a price of $2,400,000 on the terms and conditions which are set forth in the Agreement of Purchase and Sale dated as of November 4, 1998 between the City of New York and the Company must be adopted by the holders of a majority of the outstanding stock of the Company at a meeting duly called upon at least 20 days notice.

      Approval of Sale of Remaining Property and Assets. According to Section 271(a) of the general corporation law of the state of Delaware, a resolution authorizing the sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company must be adopted by the holders of a majority of the outstanding stock of the Company at a meeting duly called upon at least 20 days notice.

      Approval of Dissolution of the Company. According to section 275(b) and section 275(a) of the general corporation law of the state of Delaware, a resolution for the proposed dissolution of the Company must be adopted by the holders of a majority of the outstanding stock of the Company entitled to vote at a meeting duly called by the board of directors upon notice of the adoption of the resolution of the board of directors deeming it advisable that the Company should be dissolved and of the 1999 annual stockholders meeting of the Company to take action upon the resolution.

      Action on Other Matters Properly Coming Before the Meeting. A majority vote of the quorum of the holders of the issued and outstanding shares of common stock of the Company present or represented at the 1999 annual meeting of stockholders is required to approve action on other matters properly coming before the 1999 annual meeting of stockholders of the Company, unless otherwise required by statute or by the certificate of incorporation or the by-laws of the Company.

      Method by Which Votes Will Be Counted. Ballots with respect to the election of directors and as to each of the matters to be voted upon will be distributed to stockholders or representatives of stockholders attending the meeting. The times for the polls to open and to close will be announced after the discussion of each item of business. Ballots will be counted by counsel for the Company by consulting a list of stockholders of record as of January 8, 1999 to be furnished by the transfer agent and registrar of the Company, Chase Mellon Shareholder Services, 450 West 33rd Street, 10th Floor, New York, New York 10001. Abstentions and broker non-votes, if any, will be counted neither as affirmative votes nor as negative votes.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

      No Dissenters' Rights of Appraisal. The general corporation law of the state of Delaware provides no dissenters' rights of appraisal with respect to any matter to be acted upon at the 1999 annual meeting of stockholders of the Company.

               INTERESTS OF DIRECTORS AND ASSOCIATES OF DIRECTORS
                            IN MATTERS TO BE VOTED ON

      Directors of the Company. Mr. K. H. Chung and Dr. Heehwan Lee are directors of the Company, and Dr. Yoon H. Choo until December 1, 1998 was a director of the Company. See "Directors and Executive Officers of the Company" on pages 25 to 27.

      Associates of Directors of the Company. Mr. K. H. Chung owns 1.0 percent of the capital stock of Tae Il Media Co., Ltd. and is the representative director of Tae Il Media Co., Ltd. Dr. Heehwan Lee owns 0.3 percent of the capital stock of Tae Il Media Co., Ltd. and is a director of Tae Il Media Co., Ltd. Tae Il Media Co., Ltd. owns 12.2% of the capital stock of Newmax Co., Ltd. Mr. K. H. Chung owns 6.2% of the capital stock of Tae Il Magnetics Co., Ltd., which owns 16% of the capital stock of Newmax Co., Ltd. Newmax Co., Ltd. owns 47.1% of the outstanding shares of common stock of the Company. Tae Il Media Co., Ltd. owns 100% of the capital stock of Techmedia International Corporation. See "Security Ownership of Certain Beneficial Owners" on pages 18 to 19 and "Security Ownership of Management" on pages 20 to 21.

      Seniority of Claims of Creditors of the Company. The following creditors have claims against the Company in the amounts set forth beside their names or descriptions below. The directors and the former director of the Company and their associates and affiliates may benefit from the satisfaction by the Company of the claims of the institutional lender (only because Mr. K. H. Chung, Newmax Co., Ltd. and Tae Il Media Co., Ltd. are guarantors of its claims), the claims for directors fees and termination pay, the claims of Gigamax Corporation, Tae Il USA, Inc., Techmedia International Corporation, Newmax Co., Ltd, and Tae Il Magnetics Co., Ltd. and the claims of John Conklin and Nancy Conklin for the reasons summarized in the footnotes and developed more fully in other parts of the information statement. Nevertheless, after satisfaction of the senior and junior secured creditors identified in the following chart, the Company will not have sufficient net proceeds of sale of its assets to satisfy the claims for directors fees and termination pay, the claims of Gigamax Corporation, Tae Il USA, Inc., Techmedia International Corporation, Newmax Co., Ltd, and Tae Il Magnetics Co., Ltd. and the claims of John Conklin and Nancy Conklin. See "Net Proceeds Receivable by the Company" on page 40.

      Name or Type of Creditor                                 Amount of Claim

Senior Secured Creditor:

Institutional lender          1,408,000
Interest to 2/26/99             221,967

                                                                $1,629,967 (1)

Junior Secured Creditors:

Mechanics lien holders                                          $   61,650

Tax lien holders                                                $  158,534

Affiliated Unsecured Creditors:

Gigamax Corporation and
      Tae Il USA, Inc.        5,596,000
Interest to 6/24/95           1,370,000
Interest to 2/26/99             338,799
                                                                $7,304,799 (2)

Tae Il Magnetics Co., Ltd.    2,741,000
Interest to 2/26/99             325,005
                                                                $3,066,005 (3)

Tae Il Media Co., Ltd.                                          $  293,596 (4)

Newmax Co., Ltd.                                                $  125,400 (5)

Techmedia International Corporation                             $   35,000 (6)

Directors:

Annual Fees                                                     $  191,000 (7)

Employees:

Severance Pay                                                   $  150,000 (8)

Vacation Pay                                                    $   42,000

Unaffiliated Unsecured Creditors:

General creditors                                               $  437,816

Claimants:

John Conklin and Nancy Conklin                                  $7,700,000 (9)

Superfund                                                       $    7,077 (10)

----------
(1) Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. are guarantors of payment by the Company of the $1,408,000 principal amount plus interest owed to its institutional lender.

(2) Dr. Yoon H. Choo is the president of Gigamax Corporation and of Tae Il USA, Inc.

(3) Mr. K. H. Chung owns 6.2% of the capital stock of Tae Il Magnetics Co., Ltd., which owns 16% of the capital stock of Newmax Co., Ltd., which owns 47.1% of the outstanding shares of common stock of the Company.

(4) Mr. K. H. Chung owns 1.0 percent of the capital stock of Tae Il Media Co., Ltd. and is the president and representative director of Tae Il Media Co., Ltd. and Dr. Heehwan Lee owns 0.3 percent of the capital stock of Tae Il Media Co., Ltd. and is a vice president and a director of Tae Il Media Co., Ltd.

(5) Tae Il Media Co., Ltd. owns 12.2% of the capital stock of Newmax Co., Ltd., which owns 47.1% of the outstanding shares of common stock of the Company.

(6) Tae Il Media Co., Ltd. owns 100% of the capital stock of Techmedia International Corporation.

(7) Mr. K. H. Chung may an interest in some of these accrued but unpaid directors fees, since he is not employed by the Company.

(8) Dr. Yoon H. Choo is the beneficiary of this employment contract severance pay provision.

(9) Dr. Heehwan Lee's son, Mr. Montgomery Lee, may be deemed to benefit from any amounts paid by the Company in settlement of claims against the Company and Mr. Montgomery Lee.

(10) Future annual contributions are unknown. No claims have been made against the directors, officers, employees or stockholders of the Company.

See "Transactions with Management and Others" on pages 27 to 29, "INTERESTS OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 13 to 15, "INTERESTS OF ASSOCIATES OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 15 to 18, "Compensation of Directors" and "Employment Contracts and Termination of Employment and Change-in- Control Arrangements" on page 34, "Net Proceeds Receivable by the Company" on page 40 and "Satisfaction of Unsecured Liabilities in Connection with Sale of Real Estate" on page 47.

                 INTEREST OF DIRECTORS IN MATTERS TO BE VOTED ON

      Dr. Heehwan Lee. Dr. Heehwan Lee has been a director of the Company since December 1990, the vice president and the chief operations officer of the Company since March 1, 1992 until his resignation on December 1, 1998 and has been the chairman of the board, president, chief executive officer, secretary and treasurer of the Company since December 1, 1998.

            Status of Dr. Heehwan Lee as an Associate of Tae Il Media Co., Ltd., of Techmedia International Corporation and of Newmax Co., Ltd. The interest of Dr. Heehwan Lee in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an associate of Tae Il Media Co., Ltd., of which he is a vice president and director and a 0.3% stockholder, of Techmedia International Corporation, of which Tae Il Media Co., Ltd. is a 100% stockholder, and of Newmax Co., Ltd., of which Tae Il Media Co., Ltd. is a 12.2% stockholder, because the Company hopes to use part of the net proceeds of those sales of its assets to repay part of the loans of the Company from Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd. Dr. Heehwan Lee is the son-in-law of Mr. Yoon K. Choo, who is the chairman of the board of directors and a director of Tae Il Media Co., Ltd.

            Status of Dr. Heehwan Lee as Father of Co-Defendant of the Company. Dr. Heehwan Lee's son, Mr. Montgomery Lee, may be deemed to benefit from any amounts paid by the Company or its insuror in settlement of claims of $7,700,000 against the Company and Mr. Montgomery Lee by Mr. John Conklin and Mrs. Nancy Conklin. See "Automobile Accident Lawsuit against the Company" on pages 22 to 24.

      Mr. K. H. Chung. Mr. K. H. Chung has been a director of the Company since December 1990.

            Guaranty by Mr. K. H. Chung of Term Note of the Company. Mr. K. H. Chung is a guarantor of the $1,408,000 principal balance plus $221,967 of accrued interest as of February 26, 1999 plus interest accruing thereafter at the rate of 10.5% per year owed by the Company to its lending institution pursuant to a promissory note dated November 26, 1996 (the "term note"). See "Guaranty by Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. of Term Note of the Company" on pages 28 to 29. The Company plans to satisfy the term note out of the net proceeds of the sale of certain real estate to the City of New York.

            Status of Mr. K. H. Chung as an Affiliate of Tae Il Magnetics Co., Ltd. The interest of Mr. K. H. Chung in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an affiliate of Tae Il Magnetics Co., Ltd., because the Company hopes to use part of the net proceeds of those sales of its assets to pay debts of the Company to Tae Il Magnetics Co., Ltd. Mr. K. H. Chung is a 6.2% stockholder of Tae Il Magnetics Co., Ltd. and Tae Il Magnetics Co., Ltd. is a 16% stockholder of Tae Il Media Co., Ltd. Tae Il Magnetics Co., Ltd. has a claim against the Company for $2,741,000 of principal and $325,005 of interest accrued as of February 26, 1999 on account of its posting of its Korean factory as collateral for a letter of credit which the lending institution of the Company drew down to satisfy the revolving credit note of the Company after its default. See "Draw-Down of Letter of Credit from Newmax Co., Ltd." on page 28 and "Indebtedness of the Company to Tae Il Magnetics Co., Ltd." on pages 32 to 33.

            Status of Mr. K. H. Chung as an Associate of Tae Il Media Co., Ltd., of Techmedia International Corporation and of Newmax Co., Ltd. The interest of Mr. K. H. Chung in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an associate of Tae Il Media Co., Ltd., of which he is the representative director, the president and a 1.0% stockholder, of Techmedia International Corporation, of which Tae Il Media Co., Ltd. is a 100% stockholder, and of Newmax Co., Ltd., of which Tae Il Media Co., Ltd. is a 12.2% stockholder, because the Company hopes to use part of the net proceeds of those sales of its assets to pay debts of the Company to Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd. Mr. K. H. Chung is the son-in-law of Mr. Yoon K. Choo, who is the chairman of the board of directors and a director of Tae Il Media Co., Ltd.

      Dr. Yoon H. Choo. Dr. Yoon H. Choo has been a director of the Company since December 1990, chairman of the board of directors of the Company since January 1991, and the president, chief executive officer, secretary and treasurer of the Company since February 11, 1991 until his resignation as a director, chairman, president, chief executive officer, secretary and treasurer on December 1, 1998.

            Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il U.S.A., Inc. The interest of Dr. Yoon H. Choo in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an associate of Gigamax Corporation and Tae Il U.S.A., Inc. Gigamax Corporation and Tae Il USA, Inc. are associates of Dr. Yoon H. Choo, because he is the president of Gigamax Corporation and Tae Il U.S.A., Inc. As of February 26, 1999, the Company will owe Gigamax Corporation and Tae Il USA, Inc. $5,596,000 in principal, plus $1,708,799 of net accrued expenses (primarily interest accrued at the rate of 8 percent per year prior to June 24, 1995 and subsequent to June 27, 1998). See "Indebtedness of the Company to Gigamax Corporation and Tae Il U.S. A., Inc." on page 32. The Company hopes to pay to Gigamax Corporation and Tae Il U.S.A., Inc. a portion of the net proceeds of its sales of its real estate and other assets in partial payment of the debts of the Company to them.

            Status of Dr. Yoon H. Choo as an Associate of Mr. Yoon K. Choo. The interest of Dr. Yoon H. Choo in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an associate of his brother, Mr. Yoon K. Choo, who is the chairman of the board of directors and a director of Tae Il Media Co., Ltd., because the Company hopes to use part of the net proceeds of those sales of its assets to repay part of the loans of the Company from Tae Il Media Co., Ltd., Techmedia International Corporation, of which Tae Il Media Co., Ltd. owns 100% of tghe capital stock, and Newmax Co., Ltd., of which Tae Il Media Co., Ltd. owns 12.2% of the capital stock.

         INTERESTS OF ASSOCIATES OF DIRECTORS IN MATTERS TO BE VOTED ON

      Yoon K. Choo. Mr. Yoon K. Choo is an associate of Dr. Yoon H. Choo, Mr. K.
H. Chung, Dr. Heehwan Lee and Tae Il Media Co., Ltd., because Mr. Yoon K. Choo is the brother of Dr. Yoon H. Choo, is the father-in-law of Mr. K. H. Chung, is the father-in-law of Dr. Heehwan Lee and is a director and the chairman of the board of directors of Tae Il Media Co., Ltd., which may be deemed to be a parent of the Company.

            Loans of the Company from Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd. The interest of Mr. Yoon K. Choo in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company is attributable to his being an associate of Tae Il Media Co., Ltd. because the Company hopes to use part of the net proceeds of those sales of its assets to repay loans of the Company from Tae Il Media Co., Ltd., Techmedia International Corporation, of which Tae Il Media Co., Ltd. owns 100% of the capital stock, and Newmax Co., Ltd., of which Tae Il Media Co., Ltd. owns 12.2% of the capital stock.

            Interests of Mr. K. H. Chung, Dr. Heehwan Lee and Dr. Yoon H. Choo. The interest of Mr. Yoon K. Choo in the sale of certain real estate of the Company and in the sale of the remaining assets of the Company also is attributable to his being an associate of Dr. Yoon H. Choo, Dr. Heehwan Lee and Mr. K. H. Chung, as explained in "Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il USA, Inc." on pages 14 to 15, "Status of Dr. Heehwan Lee as an Associate of Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd." on page 13, "Status of Dr. Heehwan Lee as Father of a Co-Defendant with the Company in a Lawsuit" on page 13, "Guaranty by Mr. K. H. Chung of Term Note of the Company" on page 13, "Status of Mr. K. H. Chung as an Associate of Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd." on page 14, "Guaranty by Tae Il Media Co., Ltd. of Term Note of the Company" on page 16 and "Guaranty by Newmax Co., Ltd. of Term Note of the Company" on page 17.

      Tae Il Media Co., Ltd. and Techmedia International Corporation. Tae Il Media Co., Ltd. is an associate of Mr. K. H. Chung and Dr. Heehwan Lee, because Mr. K. H. Chung owns approximately 1% of the capital stock of Tae Il Media Co., Ltd. and is a representative director and the president of Tae Il Media Co., Ltd. and because Dr. Heehwan Lee is a director and a vice president of Tae Il Media Co., Ltd. Techmedia International Corporation is an associate of Mr. K. H. Chung and Dr. Heehwan Lee, because it is a wholly-owned subsidiary of Tae Il Media Co., Ltd.

            Guaranty by Tae Il Media Co., Ltd. of Term Note of the Company. Tae Il Media Co., Ltd. is a guarantor of the $1,408,000 principal balance plus $221,967 of accrued interest as of February 26, 1999 plus any additional interest accruing at the rate of 10.5% per year owed by the Company to its lending institution pursuant to the term note. See "Guaranty by Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. of Term Note of the Company" on pages 28 to 29. The Company plans to satisfy the term note out of the net proceeds of the sale of certain real estate to the City of New York.

            Debts of the Company to Tae Il Media Co., Ltd. In addition, the Company owed Tae Il Media Co., Ltd. $293,596 on January 20, 1999. See "Indebtedness of the Company to Tae Il Media Co., Ltd." on page 33. The Company hopes to pay to Tae Il Media Co., Ltd. a portion of the net proceeds of its sales of its real estate and other assets in partial payment of the debts of the Company to Tae Il Media Co., Ltd.

            Debts of the Company to Techmedia International Corporation. The Company owed Techmedia International Corporation $35,000 on January 20, 1999. See "Indebtedness of the Company to Techmedia International Corporation" on page 33. The Company hopes to pay to Techmedia International Corporation a portion of the net proceeds of its sales of its real estate and other assets in partial payment of the debts of the Company to Techmedia International Corporation.

      Newmax Co., Ltd. Newmax Co., Ltd. is an associate of Mr. K. H. Chung and Dr. Heehwan Lee, because, as directors and executive officers of Tae Il Media Co., Ltd., Mr. K. H. Chung and Dr. Heehwan Lee are deemed to be beneficial owners of approximately 12.2% of the capital stock of Newmax Co., Ltd.

            Guaranty by Newmax Co., Ltd. of Term Note of the Company. Newmax Co., Ltd. is a guarantor of the $1,408,000 principal balance plus $221,967 of accrued interest as of February 26, 1999 plus additional interest accruing at the rate of 10.5% per year owed by the Company to its lending institution pursuant to the term note. See "Guaranty by Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. of Term Note of the Company" on pages 28 to 29. The Company plans to satisfy the term note out of the net proceeds of the sale of certain real estate to the City of New York.

            Debts of the Company to Newmax Co., Ltd. In addition, the Company owed Newmax Co., Ltd. $125,400 on January 20, 1999. See "Indebtedness of the Company to Newmax Co., Ltd." on page 32. The Company hopes to pay to Newmax Co., Ltd. a portion of the net proceeds of its sales of its real estate and other assets in partial payment of the debts of the Company to Newmax Co., Ltd.

      Tae Il Magnetics Co., Ltd. Tae Il Magnetics Co., Ltd. is an affiliate of Mr. K. H. Chung, because Mr. K. H. Chung is the beneficial owner of approximately 6.2% of the capital stock of Tae Il Magnetics Co., Ltd. and may be deemed to control Tae Il Magnetics Co., Ltd.

            Collateral for Letter of Credit for Revolving Credit Note of the Company. Furthermore, Tae Il Magnetics Co., Ltd., which is an affiliate of Tae Il Media Co., Ltd. and Newmax Co., Ltd., granted a lending institution in Korea a mortgage on its factory in Korea in order to obtain a letter of credit in the amount of $2,789,000 as collateral for the revolving credit promissory note dated November 18, 1996 in the principal amount of $2,741,000 payable by the Company to its lending institution (the "revolving credit note"). The lending institution completed collection proceedings against that letter of credit because the revolving credit note of the Company was in default before it matured on November 18, 1997.

      See "Draw-Down of Letter of Credit from Newmax Co., Ltd." on page 28 and "Indebtedness of the Company to Tae Il Magnetics Co., Ltd." on pages 32 to 33.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Number of Outstanding Shares of Common Stock. The number of outstanding voting securities of the Company at the close of business on January 8, 1999 was 22,312,524 shares of common stock, ten cents ($0.10) par value, each share having one vote.

      Record Date. January 8, 1999 is the record date which the board of directors of the Company established to determine the stockholders entitled to notice of or to vote at the 1999 annual meeting of stockholders of the Company.

      No Cumulative Voting Rights. The holders of shares of common stock of the Company do not have any cumulative voting rights with respect to the election of directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      Security Ownership of Certain Beneficial Owners. The following table presents the information as to the persons who have reported themselves or otherwise are known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of common stock of the Company as of January 8, 1999:

Name and Address               Amount and Nature                     Percent
of Beneficial Owner         of Beneficial Ownership                 of Class
-------------------         -----------------------                 --------

Newmax Co., Ltd.                10,500,000 (1)                       47.1% (1)
27-15 Song Jeong-Dong            Direct owner
Cheongju, Chungbuk             Sole voting power
360-290 Korea                Sole investment power

Jung Kyun Bae                   10,500,000 (1)                       47.1% (1)
Jeong Soo Choi                Indirect owner (2)
Dong Myung Lee                Shared voting power
Kuk Gyo Jeong               Shared investment power
In Soo Kim
Byung In Kang
456-1 Moknae-Dong
Ansan, Kyunggi-Do
425-100 Korea

Name and Address               Amount and Nature                     Percent
of Beneficial Owner         of Beneficial Ownership                 of Class
-------------------         -----------------------                 --------

Dae Bang Investment                1,575,000                          7.1%
Finance Corp.                    Direct owner
1-181 Chagin-Dong              Sole voting power
Iri-Si, Jullabuk-Do          Sole investment power
Korea

S. Y. Choi                         1,575,000                          7.1%
C. S. Choi                    Indirect owner (2)
C. H. Lee                     Shared voting power
K. W. Choi                  Shared investment power
D. H. Coue
C. D. Um
Y. W. Kim
J. M. Lee
J. Y. Joo
O. J. Kwon
D. K. Lee
KWTC Building, Suite 4202
Samsung-Dong
Kangnam-Gu, Seoul, Korea

(1) Pursuant to the Stock Purchase Agreement dated November 30, 1990 between the Company and Newmax Co., Ltd., Newmax Co., Ltd. may agree to purchase additional shares of common stock of the Company from time to time in an amount (presently 2,000,000 shares) which will enable Newmax Co., Ltd. to own more than fifty (50) percent of the issued and outstanding shares of common stock of the Company. If Newmax Co., Ltd. were to exercise that right, then Newmax Co., Ltd. would be the direct owner with sole voting power and sole investment power, and the directors and executive officers of Newmax Co., Ltd. might be deemed to be the indirect owners with shared voting power and shared investment power, over 12,500,000 shares or 50.1% of the outstanding shares of common stock of the Company.

(2) The persons who, solely by reason of being directors or executive officers either of Newmax Co., Ltd. or of Dae Bang Investment Finance Corp., may be deemed to be indirect owners possessing shared voting power and shared investment power expressly disclaim that any of them is at present the beneficial owner of any shares of common stock of the Company for the purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or that any one of them is at the present time able to exercise a controlling influence over the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

      Security Ownership of Management. According to Rule 13d-3 of the Securities and Exchange Commission, the directors and nominees for election as directors of the Company and the directors and executive officers of the Company as a group are not beneficial owners of any class of the equity securities of the Company or of its subsidiaries. The following table presents information as to each class of the equity securities of the parents of the Company beneficially owned by all directors and nominees for election as directors of the Company and by all directors and officers of the Company as a group.

Title             Name of           Amount and Nature                  Percent
of                Beneficial        of Beneficial                           of
Class             Owner             Ownership                            Class
-----             -----             ---------                            -----

Capital           K. H. Chung       137,746                               1.0%
Stock of                            Direct owner (2)
Tae Il                              Sole voting power
Media                               Sole investment power
Co., Ltd. (1)

Capital           K. H. Chung       37,396                                6.2%
Stock of                            Direct owner (2)
Tae Il                              Sole voting power
Magnetics                           Sole investment power
Co., Ltd. (3)

Capital           K. H. Chung       574,008                              12.2%
Stock of                            Indirect owner (2)
Newmax                              Shared voting power
Co., Ltd. (4)                       Shared investment power

Capital           Heehwan Lee       45,393                                0.3%
Stock of                            Direct owner (2)
Tae Il                              Sole voting power
Media (1)                           Sole investment power
Co., Ltd.

Capital           Heehwan Lee       574,008                              12.2%
Stock of                            Indirect owner (2)
Newmax                              Shared voting power
Co., Ltd. (4)                       Shared investment power

Capital           Directors and     574,008                              12.2%
Stock of          officers of       Indirect owner (2)
Newmax            the Company       Shared voting power
Co., Ltd. (4)     as a group        Shared investment power

(1) Tae Il Media Co., Ltd. owns approximately 12.2% of the capital stock of Newmax Co., Ltd. as of January 8, 1999.

(2) The persons who are the direct owners possessing sole voting power and sole investment power of shares of the capital stock of Tae Il Media Co., Ltd. and Tae Il Magnetics Co., Ltd., which may be deemed to be parents of the Company, and the persons who may be deemed to be the indirect owners possessing shared voting power and shared investment power of shares of capital stock of Newmax Co., Ltd., which is a parent of the Company, expressly disclaim that either of them is at the present time the beneficial owner of any shares of the common stock of the Company for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or that either of them is at the present time able to exercise a controlling influence over the Company.

(3) Tae Il Magnetics Co., Ltd. owns approximately 16.0% of the capital stock of Newmax Co., Ltd. as of January 20, 1999.

(4) Newmax Co., Ltd. owns approximately 47.1% of the common stock of the Company as of January 20, 1999 and has the right to acquire from the Company additional shares of the common stock of the Company in sufficient numbers to own 50.1% of the common stock of the Company. The 574,000 shares of capital stock of Newmax Co., Ltd. attributable to Mr. K. H. Chung, Dr. Heehwan Lee and the directors and officers of the Company as a group may be deemed to be beneficially owned by them because they are directors of Tae Il Media Co., Ltd., which directly owns those shares.

      Changes in Control. The Company is not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company. The Company is aware of changes in the membership of the boards of directors of Newmax Co., Ltd. and Dae Bang Investment Finance Corp. during the twelve months prior to the filing of its annual report on Form 10-K for the fiscal year ended June 27, 1998.

               DIRECTORS AND EXECUTIVE OFFICERS: LEGAL PROCEEDINGS

      Legal Proceedings. The following legal proceedings are described because they may be deemed to involve potential material interests adverse to the Company of Newmax Co., Ltd., Tae Il Media Co., Ltd., Mr. K. H. Chung and Dr. Heehwan Lee.

      Debt Restructuring Proceedings of Newmax Co., Ltd. Newmax Co., Ltd. is the record and beneficial owner of 47.1% of the outstanding shares of common stock of the Company, an affiliate of the Company and an associate of Mr. K. H. Chung and Dr. Heehwan Lee. Newmax Co., Ltd. is a party to a debt restructuring proceeding in the Cheongju District Court in Korea. On September 15, 1998, that court approved the debt restructuring plan which had been accepted by the creditors of Newmax Co., Ltd. and thus granted a two-year moratorium on the repayment of certain obligations to certain creditors of Newmax Co., Ltd. Newmax Co., Ltd. and Mr. K. H. Chung are guarantors of the Company's term note having a principal balance of $1,408,000 and interest in the amoung of $221,967 accrued and accruing as of February 26, 1999, which was in default before it matured on November 26, 1997. It is possible that the lending institution may be frustrated by that moratorium in seeking to enforce that guaranty against Newmax Co., Ltd., so the lending institution may seek to enforce that guaranty against Mr. K. H. Chung in an amount exceeding $1,629,967 if the term note is not satisfied out of part of the net proceeds of the proposed sale of certain real estate of the Company to the City of New York. If the guaranty were to be enforced against Mr. K. H. Chung, then principles of subrogation may entitle Mr. K. H. Chung to seek to collect from the Company all amounts which may be paid by him to the lending institution of the Company. See "Involvement in Certain Legal Proceedings" on page 27.

      Debt Restructuring Proceedings of Tae Il Media Co., Ltd. Tae Il Media Co., Ltd., which may be deemed to be an affiliate of the Company and is an associate of Mr. K. H. Chung and Dr. Heehwan Lee, is a party to a debt restructuring proceeding in the Suwon District Court in Korea. On September 4, 1998, that court approved the debt restructuring plan which had been accepted by the creditors of Tae Il Media Co., Ltd. and thus granted a two-year moratorium on the repayment of certain obligations to certain creditors of Tae Il Media Co., Ltd. Tae Il Media Co., Ltd. and Mr. K. H. Chung are guarantors of the Company's term note having a principal balance of $1,408,000 and interest in the amoung of $221,967 accrued and accruing as of February 10, 1999, which was in default before it matured on November 26, 1997. It is possible that the lending institution may be frustrated by that moratorium in seeking to enforce that guaranty against Tae Il Media Co., Ltd., so the lending institution may seek to enforce that guaranty against Mr. K. H. Chung in an amount exceeding $1,629,967 if the term note is not satisfied out of part of the net proceeds of the proposed sale of certain real estate of the Company to the City of New York. If the guaranty were to be enforced against Mr. K. H. Chung, then principles of subrogation may entitle Mr. K. H. Chung to seek to collect from the Company all amounts which may be paid by him to the principle lending institution of the Company. See "Involvement in Certain Legal Proceedings" on page 27.

      Automobile Accident Lawsuit of the Company. The Company since October 15, 1997 and Mr. Montgomery Lee, the minor son and therefore an associate of Dr. Heehwan Lee, the chairman of the board, the president, the secretary and the treasurer of the Company, have been defendants in a suit brought by John Conklin and Nancy Conklin in the Supreme Court of the State of New York for the County of New York involving claims of alleged damages aggregating $7,700,000 alleged to be attributable to an automobile accident involving Mr. Montgomery Lee and an automobile which the Company leased. The Company has filed an answer and is cooperating with discovery. Depositions which had been scheduled in October 1998 have been postponed indefinitely.

            No Provision for Liability. The Company's insurer has assumed responsibility and is defending the Company; however, the damages claimed exceed the $300,000 policy limits. After consulting with counsel, the Company has determined that it is not possible at this time to estimate the amount of damage, if any, that may ultimately be incurred. Accordingly, no provision has been made in the financial statements of the Company. Without the net proceeds of the sale of its assets, which are expected to be substantially less than the aggregate amount claimed by the plaintiffs, the Company is not financially capable of making any provision for payment on account of any judgment which ultimately may be entered against it in this lawsuit.

            Liability of Others Unknown. The Company is not aware of any other person who would be liable to satisfy any judgment which may be obtained against the Company if the Company should be unable to satisfy such a judgment by means of its insurance coverage or otherwise.

            Recovery of Funds from Transferees. If a person were deemed to be the recipient of funds of the Company as an alleged preference in a bankruptcy proceeding involving the Company or in a suit to set aside an alleged fraudulent conveyance or an alleged transfer in fraud of creditors, it is conceivable but speculative that the recovered funds might be applied to pay on account of such a judgment if it should exceed the amount of the insurance coverage.

            Potential Attachment or Appointment of Receiver. New York law entitles the plaintiffs to apply to seek to attach the assets of the Company if the Company, with intent to defraud its creditors or frustrate the enforcement of a judgment that might be rendered in favor of the plaintiffs, has assigned or disposed of property or is about to do so. Delaware law entitles a creditor or any other person who shows good cause to apply to the Court of Chancery in Delaware for the appointment of a receiver to take charge of the property of the Company, and to collect the debts and property due and belonging to the Company, and to take other steps that may be necessary for the final settlement of the unfinished business of the Company. The Company vigorously would defend any such applications for attachment of its assets or for appointment of a receiver. Either an attachment or a receiver could jeopardize the ability of the Company to sell part of its assets to the City of New York and to sell the balance of its assets to others.

            Discetionary Notice of Dissolution. Delaware law allows the Company to give its creditors, except persons such as plaintiffs in the pending lawsuit, notice of its dissolution and to publish notice of its dissolution, but does not require the Company to give such a notice. If the Company should decide to give its creditors notice of its dissolution and publish notice of its dissolution, however, then Delaware law would require the Company to mail a copy of the notice to the plaintiffs in the pending lawsuit. The Company has not decided whether to give such a notice of its dissolution to its creditors.

            No Other Lawsuits. Other people who were injured in the accident which is the subject of the lawsuit have not brought suit against the Company.

            Potential Interest of Dr. Heehwan Lee. The vigorousness of the defense by the Company of that lawsuit and any settlement which the Company may make of the claims in that lawsuit indirectly may be deemed to inure to the benefit of Dr. Heehwan Lee.

      Superfund Site in Southington, Connecticut. The Company has been notified that it is one of many potentially responsible parties ("PRP's") for an Environmental Protection Agency ("EPA") Superfund site. A "PRP" may be jointly and severally liable for clean-up of a Superfund site, except to the extent of any settlement agreement with the Environmental Protection Agency.

            One of Over 1,600 Potentially Responsible Parties. The site is known as the Solvents Recovery Service of New England Superfund site and is located on Lazy Lane in Southington, Connecticut. The Company was notified by the EPA on June 12, 1992 that it was considered to be a PRP under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) with respect to the above referenced site. The EPA has identified in excess of 1,600 PRP's for this site, in addition to the Company.

            Payment of Proportionate Share of Remedial Costs. The EPA has indicated it has incurred costs in excess of $3.35 million but has not as yet completed a remedial action plan. The EPA is not prepared at this time to estimate the total cost of remedial action. Two Non-Time Critical Removal Actions have been undertaken by the PRP's with EPA approval. The actions undertaken to date are designed to help limit further environmental damage and to obtain data to better understand the extent of damage. Additional treatment will be based upon analysis of data obtained. The Company has paid its allocated share of these costs, $50,696, and owes $7,077 as its share for 1999.

            Unpredictable Outcome of the Proceeding. The Company is currently unable to predict the outcome of this matter as the total cost of remedial action has not been determined and the method of allocation of liability among all parties who may ultimately be found liable remains uncertain.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      Size of the Board of Directors of the Company. On December 1, 1998, the board of directors of the Company amended the Company's by-laws to provide that the board of directors of the Company may consist of one or more members as the board of directors may determine. Simultaneously, the board of directors of the Company determined that there would be only two members of the board of directors of the Company.

      Directors and Executive Officers of the Company. The following chart reflects the names and ages of both of the Company's directors and of the only executive officer of the Company. Both directors originally had been designated by Newmax Co., Ltd. in connection with its acquisition from the Company of a controlling interest in the outstanding shares of common stock of the Company in December, 1990. They will be nominated for re-election as the two directors and as the only executive officer of the Company. The chart indicates all positions and offices with the Company held by each of them and the periods during which each has served in those positions and offices. Dr. Heehwan Lee had served as vice president and chief operations officer of the Company from March 1, 1992 until December 1, 1998. It also reflects the principal occupation of Mr. K. H. Chung, who has never been an officer of the Company. Both Mr. K. H. Chung and Dr. Heehwan Lee were selected by Newmax Co., Ltd. to serve as directors of the Company continuously since December 1990 pursuant to the terms of the Stock Purchase Agreement dated November 30, 1990 between the Company and Newmax Co., Ltd.

                        Position with            Director         Shares Owned
                        Company or               Since         As a Percentage
                        Principal                and            of Outstanding
Name and Age            Occupation               Until                  Shares
------------            ----------               -----                  ------

Dr. Heehwan Lee         Chairman,                1990               -   (1)(2)
48                      President,               2000
                        Secretary,
                        Treasurer
                        of the Company
                        since November
                        23, 1999

                        Position with            Director         Shares Owned
                        Company or               Since         As a Percentage
                        Principal                and            of Outstanding
Name and Age            Occupation               Until                  Shares
------------            ----------               -----                  ------

Mr. K. H. Chung         Representative           1990               -   (1)(2)
53                      Director and             2000
                        President of
                        Tae Il Media
                        Co., Ltd.,
                        Ansan City and
                        Seoul, Korea

(1) See "Security Ownership of Management" on pages 20 to 21 for shares of capital stock of the parents of the Company owned by Mr. K.H. Chung and Dr. Heehwan Lee.

(2) Not listed are shares owned by Newmax Co., Ltd. as explained in detail in "Security Ownership of Certain Beneficial Owners" on pages 18 to 19. Mr. K.H. Chung and Dr. Heehwan Lee expressly disclaim that either of them is at the present time the beneficial owner of any shares of common stock of the Company for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or that either of them is at the present time able to exercise a controlling influence over the Company.

      Family Relationships of Directors of the Company. Dr. Heehwan Lee and Mr.
K. H. Chung are brothers-in-law of each other's wives, who are sisters whose father, Mr. Yoon K. Choo, is the brother of Dr. Yoon H. Choo. Mr. Yoon K. Choo is the chairman of the board of directors and a director of Tae Il Media Co., Ltd. Dr. Yoon H. Choo until December 1, 1998 had been a director, the chairman of the board, the president, the chief executive officer, the secretary and the treasurer of the Company.

      Business Experience of Directors: Dr. Heehwan Lee. Dr. Heehwan Lee had been the vice president and chief operations officer of the Company between March 1, 1992 and December 1, 1998, has been the chairman of the board, the president, the chief executive officer, the secretary and the treasurer of the Company since December 1, 1998, has been a director of the Company since December 1990 and has been a director and a vice president of Tae Il Media Co., Ltd. since August 1986. Dr. Heehwan Lee also had been a director and vice president of Newmax Co., Ltd. from August 1990 until March 29, 1994.

      Business Experience of Directors: Mr. K. H. Chung. Mr. K. H. Chung has been a director of the Company since December 1990 and has been a representative director and the president of Tae Il Media Co., Ltd. since October 1983. Mr. K.
H. Chung also had been
a representative director and the president of Tae Il Magnetics, Inc. from July 1987 until March 29, 1994 and a representative director and the president of Newmax Co., Ltd. from August 1990 until March 29, 1994.

      Tae Il Media Co., Ltd. Mr. K. H. Chung and Dr. Heehwan Lee are directors and stockholders of Tae Il Media Co., Ltd. Tae Il Media Co., Ltd., Ansan City and Seoul, Korea, is engaged in the computer equipment components business, which includes the ferrite core and magnetic recording head businesses which the Company had been engaged in until September 1997, and may be deemed to be an affiliate and a parent of the Company.

      Tae Il Magnetics Co., Ltd. Mr. K. H. Chung is a stockholder of Tae Il Magnetics Co., Ltd. Tae Il Magnetics Co., Ltd., Ansan City and Seoul, Korea, is engaged in the computer equipment components business and may be deemed to be an affiliate and a parent of the Company.

      Newmax Co., Ltd. Tae Il Media Co., Ltd. and Tae Il Magnetics Co., Ltd. are stockholders of Newmax Co., Ltd. Newmax Co., Ltd., Cheongju, Korea, is engaged in the computer equipment components business and is an affiliate and a parent of the Company.

      Involvement in Certain Legal Proceedings. On October 14, 1997, Tae Il Media Co., Ltd., of which Mr. K. H. Chung is the chief executive officer and both he and Dr. Heehwan Lee are directors, and Newmax Co., Ltd. and their affiliated companies in Korea had obtained waivers of defaults in the payment of amounts due pursuant to their indebtedness from their institutional lenders and on November 8, 1997 had filed debt restructuring plans with the Suwon District Court and the Cheongju District Court in Korea to obtain a two-year moratorium on the repayment of certain obligations to certain creditors. On September 4, 1998 and on September 15, 1998, after acceptance of both plans by the creditors of Tae Il Media Co., Ltd. and of Newmax Co., Ltd., those debt restructuring plans were approved by those courts in Korea. See "Debt Restructuring Proceedings of Newmax Co., Ltd." on pages 21 to 22 and "Debt Restructuring Proceedings of Tae Il Media Co., Ltd." on page 22.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Transactions with Management and Others. Prior to the fiscal year ended June 27, 1998, Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd., Newmax Co., Ltd. and their affiliated companies engaged in numerous material transactions with the Company, both in the ordinary course of the conduct of the computer component and other businesses of the Company and outside the ordinary course of its business, as disclosed in the annual reports of the Company on Form 10-K for those prior fiscal years. Although negotiated in good faith, the impact of the following transactions between the Company and Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd., Newmax Co.,

Ltd., Gigamax Corporation, Tae Il USA, Inc. and Techmedia International Corporation on the financial statements of the Company may be significantly different than had the transactions been negotiated at arms-length with unrelated parties. The Company believes that the terms in general were more favorable to the Company than terms which unrelated parties would have negotiated at arms length, since unrelated parties usually refused to deal with the Company.

            Debts of the Company to Gigamax Corporation and Tae Il USA, Inc. See "Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il U.S.A., Inc." on pages 14 to 15 and "Indebtedness of the Company to Gigamax Corporation and Tae Il U.S.A., Inc." on page 32.

            Draw-Down of Letter of Credit from Newmax Co., Ltd. During the fiscal year ended June 27, 1998, the institutional lender of the Company drew down $2,789,000 pursuant to a letter of credit which Newmax Co., Ltd. had arranged from a Korean institutional lender (the "letter of credit") in order to satisfy the $2,741,000 principal balance and some of the accrued interest ($325,005 as of February 26, 1999) in respect of the revolving credit note dated November 18, 1996 (the "revolving credit note") which had been in default prior to its maturity on November 18, 1997. Tae Il Magnetics Co., Ltd., which is an affiliated company of Newmax Co., Ltd. and of Tae Il Media Co., Ltd., had provided a mortgage on its Korean real estate as collateral for that letter of credit. The Company owes Tae Il Magnetics Co., Ltd. all amounts collected by the Korean institutional lender out of the mortgaged assets. Both Mr. K. H. Chung and Dr. Heehwan Lee may be beneficial owners of 12.2% of the capital stock of Newmax Co., Ltd. and Mr. K. H. Chung is the beneficial owner of 6.2% of the capital stock of Tae Il Magnetics Co., Ltd.

            Guaranty by Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. of Term Note of the Company. Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. are guarantors of the $1,408,000 principal balance plus $221,967 of accrued interest as of Bebruary 26, 1999 plus additional interest accruing at the rate of 10.5% per year owed by the Company to its lending institution pursuant to a promissory note dated November 26, 1996 (the "term note"). The term note was in default before it matured on November 26, 1997. Payment of the term note is secured by a mortgage on all of the real estate, equipment and other assets of the Company. The lending institution will not enforce those guaranties against Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. if the Company carries out its plan to satisfy its entire debt to its lending institution with part of the net proceeds of its sale of part of its real estate to the City of New York. Otherwise, it is possible that the lending institution may seek to enforce that guaranty against Mr. K. H. Chung, because the lending institution may be frustrated in seeking to enforce that guaranty against Tae Il Media Co., Ltd. and Newmax Co., Ltd. It is not known whether the guaranty will be enforceable against Tae Il Media Co., Ltd. or against Newmax Co., Ltd. for more than a year, since Tae Il Media Co., Ltd. has obtained an order dated September 4, 1998 from the Suwon District Court in Korea and Newmax Co., Ltd. have obtained an order dated September 15, 1998 from the Cheongju District Court in Korea approving a two year moratorium on repayment of certain obligations based on approvals by their creditors of the moratorium pursuant to Korean debt restructuring laws. See "Debt Restructuring Proceedings of Newmax Co., Ltd." on pages 21 to 22 and "Debt Restructuring Proceedings of Tae Il Media Co., Ltd." on page 22. Mr. K. H. Chung is the representative director and president and Dr. Heehwan Lee is a director and a vice president of Tae Il Media Co., Ltd. Both Mr. K. H. Chung and Dr. Heehwan Lee may be beneficial owners of 12.2% of the capital stock of Newmax Co., Ltd. See "Mr. K. H. Chung" on pages 13 to 14 and "Dr. Heehwan Lee" on page 13.

            Sales to Newmax Co., Ltd. Since the beginning of the fiscal year ended June 27, 1998, the Company sold goods totalling $73,000 to Newmax Co., Ltd. Both Mr. K. H. Chung and Dr. Heehwan Lee may be deemed to be beneficial owners of 12.2% of the capital stock of Newmax Co., Ltd.

            Debts to Newmax Co., Ltd., Tae Il Media Co., Ltd. and Techmedia International Corporation. The Company owed Newmax Co., Ltd. $125,400 as of January 20, 1999. The Company owed Tae Il Media Co., Ltd. $293,596 as of January 20, 1999. The Company owed Techmedia International Corporation $35,000 as of January 20, 1999. See "Debts of the Company to Tae Il Media Co., Ltd." on page 16, "Debts of the Company to Techmedia International Corporation" on page 17, "Debts of the Company to Newmax Co., Ltd." on page 17, "Indebtedness of the Company to Newmax Co., Ltd." on page 32, "Indebtedness of the Company to Techmedia International Corporation" on page 33 and "Indebtedness of the Company to Tae Il Media Co., Ltd." on page 33.

                          NO INDEBTEDNESS OF MANAGEMENT

      No Indebtedness of Management. The directors and officers of the Company, directly or indirectly, are not indebted to the Company in any material respects.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Section 16a-3(e) of the Securities and Exchange Commission during its most recent fiscal year ended June 27, 1998 and any written representation from a reporting person that no Form 5 is required, no person who, at any time during the fiscal year ended June 27, 1998, was a director, officer or beneficial owner of more than ten percent (10%) of any class of equity securities of the Company failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year ended June 27, 1998 or prior fiscal years, except certain new directors of Newmax Co., Ltd. The directors of Newmax Co., Ltd. may be deemed to be beneficial owners of more than ten percent (10%) of the outstanding shares of common stock of the Company, as disclosed under "Security Ownership of Certain Beneficial Owners" above. The new directors of Newmax Co., Ltd. have failed to file Forms 3 reflecting their election as directors of Newmax Co., Ltd.

                         CERTAIN BUSINESS RELATIONSHIPS

      Certain Business Relationships. See "INTERESTS OF DIRECTORS AND ASSOCIATES OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 10 to 12, "INTEREST OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 13 to 15, "INTEREST OF ASSOCIATES OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 15 to 18, and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, Transactions with Management and Others" on pages 27 to 29 above.

      Payments to the Company for Property or Services. Newmax Co., Ltd., Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd., or their affiliates have made payments to the Company or its subsidiaries for property or services. Although negotiated in good faith, the impact of these transactions on the financial statements may be significantly different than had the transactions been negotiated at arms length with unrelated parties. The Company believes that the terms in general were more favorable to the Company than terms which unrelated parties would have negotiated at arms length, since unrelated parties usually refused to deal with the Company.

            Payments to the Company by Newmax Co., Ltd. for Equipment. In particular, the Company sold to Newmax Co., Ltd. in fiscal 1997 and 1995 equipment comprising machining assembly lines and other excess equipment in exchange for cash in an amount equal to fair market value, as determined by an independent appraisal in 1991, and by subsequent determinations by employees of the Company, ($157,000 and $1,281,000 in fiscal 1997 and 1995, respectively), of that equipment.

            Payments to the Company by Newmax Co., Ltd. for Goods. Net sales of the Company for the fiscal years ended June 27, 1998, June 28, 1997 and June 29, 1996 included sales of goods totalling $73,000, $2,487,000 and $2,763,000, respectively, to Newmax Co., Ltd. of products made to specification of Newmax Co., Ltd.'s customers. These products required significant additional value added before sale to the ultimate customer.

            Payments to the Company by Tae Il Media Co., Ltd. for Goods. The Company also sold products to Tae Il Media Co., Ltd. ("Tae Il") totaling approximately $40,000 in the fiscal year ended June 29, 1996.

      Payments by the Company for Property or Services. The Company or its subsidiaries have made payments to Newmax Co., Ltd., Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd. or their affiliates for property or services in amounts material to the Company. Although negotiated in good faith, the impact of the following transactions between the Company and Tae Il Media Co., Ltd. and Tae Il Magnetics Co., Ltd. on the financial statements of the Company may be significantly different than had the transactions been negotiated at arms-length with unrelated parties.

            Payments by the Company to Tae Il Magnetics Co., Ltd. for Equipment. The Company purchased equipment during the fiscal year ended June 29, 1996 at the request of an affiliated company, Tae Il Magnetics Co., Ltd. to be sold to and used by Tae Il Magnetics Co., Ltd. The Company earned a fee of $33,000 for these services.

            Payments by the Company to Tae Il Media Co., Ltd. for Goods. Tae Il Media Co., Ltd. sold the Company approximately $211,000 of electrical light fixture ballasts during the fiscal year ended June 29, 1996. The unsold ballast inventory was returned for credit on June 9, 1997. Tae Il Media Co., Ltd. sold the Company approximately $500,000 of non-electronic consumer goods for resale during the fiscal year ended June 29, 1996.

      Indebtedness of the Company. The Company or its subsidiaries have obtained long-term credit, advances or loans from Gigamax Corporation, Tae Il USA, Inc., Newmax Co., Ltd., Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd. or their affiliates in amounts material to the Company. Although negotiated in good faith, the impact of the following transactions between the Company and Gigamax Corporation, Tae Il USA, Inc., Tae Il Media Co., Ltd., Tae Il Magnetics Co., Ltd., Newmax Co., Ltd. and Techmedia International Corporation on the financial statements of the Company may be significantly different than had the transactions been negotiated at arms-length with unrelated parties.

            Indebtedness of the Company to Gigamax Corporation and Tae Il U.S.A., Inc. Nearly $6 million has been borrowed by the Company at 8 percent interest from Gigamax Corporation and Tae Il U.S.A., Inc., both of which are controlled by Dr. Yoon H. Choo, who resigned as a director, the chairman of the board, the president, the chief executive officer, the secretary and the treasurer of the Company on December 1, 1998. Specifically, Gigamax has made short-term loans averaging $5,596,000 for the fiscal year ended June 27, 1998 and $4,896,000 for fiscal the fiscal years ended June 28, 1997 and June 29, 1996. As of June 27, 1998 and June 28, 1997, the Company also owed $1,370,000 to Gigamax Corporation and Tae Il USA, Inc. for interest on short-term borrowing accrued at the rate of 8 percent per year prior to the last three fiscal years and other charges. Payment of interest accrued at the rate of 8 percent per year in the amounts of $435,000 and $392,000 with respect to the fiscal years ended June 27, 1998 and June 28, 1997, however, was forgiven by Gigamax Corporation and Tae Il U.S.A., Inc. As of February 26, 1999, the Company also will owe $338,799 to Gigamax Corporation and Tae Il USA, Inc. for interest on short-term borrowing accrued at the rate of 8 percent per year with respect to the period subsequent to June 27, 1998. See "Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il U.S.A., Inc." on pages 14 to 15.

            Indebtedness of the Company to Newmax Co., Ltd. The Company owed Newmax Co., Ltd. $125,400 as of January 20, 1999, $163,400 at June 27,
      1998 and $30,000 at June 28, 1997. Newmax Co., Ltd. is a guarantor of the Company's term loan note having a principal balance of $1,408,000, unpaid accrued interest of $221,967 as of February 26, 1999 plus additional interest accruing at the rate of 10.5% per year.

            Indebtedness of the Company to Tae Il Magnetics Co., Ltd. Newmax Co., Ltd. provided in effect a quaranty via a $2,789,000 letter of credit from a Korean bank to assist the Company in obtaining a revolving credit from its primary lending institution; however, that revolving credit loan in the principal amount of $2,741,000, plus interest, had been in default since before its maturity on November 18, 1997, so that $2,789,000 letter of credit was drawn down by the primary institutional lender of the Company late in 1997. An affiliated company, Tae Il Magnetics Co., Ltd., had provided a mortgage on its Korean real estate as collateral for the Korean bank letter of credit. The Company now owes to Tae Il Magnetics Co., Ltd. $2,741,000 of principal plus $325,005 of interest accrued as of February 26, 1999.

            Indebtedness of the Company to Techmedia International Corporation. Techmedia International Corporation ("Techmedia"), which is wholly owned by Tae Il Media Co., Ltd. and has the same president as Newmax Co., Ltd., has occasionally advanced funds to the Company, including $35,000 during the fiscal year ended June 28, 1997, which remains payable at January 20, 1999.

            Indebtedness of the Company to Tae Il Media Co., Ltd. The Company owed Tae Il Media Co., Ltd. $293,596 at January 20, 1999, but only $210,000 at June 27, 1998 and June 28, 1997. Tae Il Media Co., Ltd. is a guarantor of the Company's term loan note having a principal balance of $1,408,000, unpaid accrued interest of $221,967 as of February 26, 1999 plus additional interest accruing at the rate of 10.5% per year.

                          BOARD AND COMMITTEE MEETINGS

      Committees. The board of directors of the Company does not have an audit committee, nominating committee or compensation committee.

      Board of Directors Meetings. The board of directors of the Company held no meetings during the fiscal year ended June 27, 1998. Subsequently, however, the board of directors of the Company acted twice by unanimous written consent and plans to act again either by unanimous written consent or by telephone meeting following the annual meeting of stockholders of the Company.

      Resignation of Director. Dr. Yoon H. Choo resigned as a director, as the chairman of the board, as the president, as the secretary and as the treasurer of the Company on December 1, 1998; however, his resignation was not because of a disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

                     COMPENSATION OF DIRECTORS AND OFFICERS

      Summary Compensation Table. The compensation of the chief executive officer of the Company for services rendered to the Company and its subsidiaries is set forth below:

Name and Principal
Position                          Fiscal Year                    Annual Salary
--------                          -----------                    -------------

Dr. Yoon H. Choo                     1998                              $80,000
Chairman, President,                 1997                              $80,000
Secretary, Treasurer                 1996                              $80,000
until December 1, 1998

Name and Principal
Position                          Fiscal Year                    Annual Salary
--------                          -----------                    -------------

Dr. Heehwan Lee                      1998                              $13,846
Chairman, President,                 1997                                -0-
Secretary, Treasurer                 1996                                -0-
after December 1, 1998
Vice President
before December 1, 1998

There are no other officers whose total annual salary and bonus exceeds $100,000. Dr. Yoon H. Choo and Dr. Heehwan Lee received no other annual compensation or long-term compensation or other compensation from the Company, except that Dr. Heehwan Lee received health benefits costing $8,500 during the fiscal year ended June 27, 1998, $8,400 during the fiscal year ended June 28, 1997 and $8,200 during the fiscal year ended June 29, 1996.

      See "BOARD INTERLOCKS AND INSIDER PARTICIPATION" on pages 35 to 37 below.

      Compensation of Directors. The annual fee for directors who are not employees of the Company is $8,000. All of the outside directors earn $1,000 for each board meeting or committee meeting attended, except that if a committee meets on the same day as the full board, committee members earn only $500 for the committee meeting. Telephonic meetings are compensated at fifty percent of the rates noted above. Fees earned but unpaid to current and former board members were $191,000 as of June 27, 1998. Board members are eligible to receive stock options. See "Board Interlocks and Insider Participation" above.

      Employment Contracts and Termination of Employment and Change-in-Control Arrangements. The Company entered into a compensation agreement with Dr. Yoon H. Choo on April 17, 1991 for a one year period, which has been renewed automatically for successive one year periods on each anniversary date. As renegotiated on November 18, 1991, the compensation agreement requires annual salary payments of $80,000 per year. The compensation agreement provides for payment of one year's salary, which originally was $150,000 per year, in the event of contract non-renewal or termination of employment. Dr. Yoon H. Choo consented to the termination of his compensation agreement with the understanding that the Company will owe him one year's salary of $150,000 on account of that termination when he resigned as a director, the chairman of the board, the president, the secretary and the treasurer of the Company on December 1, 1998.

      No Compensation Committee. The Company has no compensation committee. See "Board Interlocks and Insider Participation" above.

      Board of Directors Report on Executive Compensation. The board of directors of the Company follows the policy of compensating the executive officers of the Company at a level which will assure their continuing provision of services to the Company, regardless of the performance of the Company. The basis for the compensation of Dr. Yoon H. Choo during the fiscal year ended June 27, 1998 was the same as the bases during the five and one-half preceding fiscal years, and bore only one relationship to the Company's performance during any of those fiscal years. That relationship simply was that the sales, the losses and the cash flow of the Company in those six and one-half fiscal years inhibited the Company from paying a $150,000 salary, so the Company paid only an $80,000 salary. Moreover, the ability of the Company to make those salary payments during the fiscal year ended June 27, 1998 was attributable primarily to financing provided by its affiliated companies. That policy was known to and approved by Mr. K. H. Chung and Dr. Heehwan Lee, as well as by Dr. Yoon H. Choo.

                   BOARD INTERLOCKS AND INSIDER PARTICIPATION

      Board Interlocks and Insider Participation of Directors and Officers. Dr. Yoon H. Choo and Dr. Heehwan Lee served as officers and as directors of the Company and Mr. K. H. Chung served as a director of the Company for the fiscal year ended June 27, 1998. As such, Dr. Yoon H. Choo, Dr. Heehwan Lee and Mr. K.
H. Chung were entitled to participate in deliberations of the board of directors concerning executive officer compensation. Newmax Co., Ltd. designated Mr. K.H. Chung, Dr. Yoon H. Choo and Dr. Heehwan Lee as nominees pursuant to its right to designate a majority of the directors to be nominated pursuant to the Stock Purchase Agreement dated November 30, 1990 between Newmax and the Company.

      Gigamax Corporation and Tae Il USA, Inc. Dr. Yoon H. Choo is a director and the president of Gigamax Corporation and Tae Il USA, Inc., which are affiliates of the Company.

      Stock Ownership of Affiliates of the Company. Tae Il Media Co., Ltd. and its affiliate, Tae Il Magnetics Co., Ltd., own 28 percent of the outstanding shares of capital stock of Newmax Co., Ltd. and 21 percent of the outstanding shares of capital stock of Dae Bang Investment Finance Corp. Newmax Co., Ltd. owns 47.1% and Dae Bang Investment Finance Corp. owns 7.1% of the outstanding shares of common stock of the Company.

      Tae Il Media Co., Ltd. Dr. Heehwan Lee is a director and a vice president of Tae Il Media Co., Ltd., and Mr. K. H. Chung is a representative director and the president of Tae Il Media Co., Ltd. Tae Il Media Co., Ltd. may be deemed to be a parent of the Company and an associate of Dr. Heehwan Lee and Mr. K. H. Chung. Tae Il Media Co., Ltd. owned 12.2 percent of the capital stock of Newmax Co., Ltd. as of June 27, 1998.

     Tae Il Magnetics Co., Ltd. Mr. K.H. Chung owned approximately 6 percent of the common stock of Tae Il Magnetics Co., Ltd., which owned 16 percent of the capital stock of Newmax Co., Ltd. as of June 27, 1998.

      Transactions with Management and Others. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on pages 27 to 29.

      Ownership by Newmax Co., Ltd. of Common Stock of the Company. Newmax Co., Ltd. owns 47.1 percent of the common stock of the Company. Newmax Co., Ltd. may be deemed to be an associate of Dr. Heehwan Lee and Mr. K. H. Chung. Pursuant to the Stock Purchase Agreement dated November 30, 1990 between Newmax Co. Ltd. and the Company, Newmax Co., Ltd. may agree to purchase additional shares of common stock of the Company from time to time in an amount (presently 2,000,000 shares) which will enable Newmax Co., Ltd. to own more than 50 percent of the issued and outstanding shares of common stock of the Company. Such an agreement to purchase additional shares of common stock of the Company would inure directly to the benefit of Newmax Co., Ltd. and indirectly to the benefit of Tae Il Media Co., Ltd., Tae Il Magnetics, Co., Ltd., Mr. K.H. Chung, Dr. Heehwan Lee, and Mr. Yoon
K. Choo.

      Mr. Yoon K. Choo. Mr. Yoon K. Choo is a director and the chairman of the board of directors of Tae Il Media Co., Ltd. Dr. Yoon H. Choo is the brother of Mr. Yoon K. Choo and Mr. K.H. Chung and Dr. Heehwan Lee are sons-in-law of Mr. Yoon K. Choo. Thus, Mr. Yoon K. Choo is related by blood or marriage to Mr. K.H. Chung and Dr. Heehwan Lee, who are directors of the Company, and to Dr. Yoon H. Choo, who was a director of the Company until December 1, 1998.

      Dae Bang Investment Finance Corp. As of June 27, 1998, Tae Il Media Co., Ltd. owned almost 19 percent of the capital stock of Dae Bang Investment Finance Corp., which owns 7.1 percent of the common stock of the Company.

      Mr. K. H. Chung. Mr. K. H. Chung is a director of the Company, a representative director, the president and a 1 percent stockholder of Tae Il Media Co., Ltd., a son-in-law of Mr. Yoon K. Choo and a 6 percent stockholder of Tae Il Magnetics Co., Ltd.

      Guaranties of Term Loan Note of the Company. Mr. K. H. Chung has a direct material interest in his own guaranty and an indirect material interest in the guaranties by Tae Il Media Co., Ltd. and by Newmax Co., Ltd. of the $1,408,000 principal balance and accrued interest of the term loan note which has been in default and is payable by the Company to its principal lending institution, which issued a notice of default on December 16, 1997.

      Dr. Heehwan Lee. Dr. Heehwan Lee is a director, the chairman of the board, the president, the chief executive officer, the secretary and the treasurer of the Company, until December 1, 1998 had been the vice president and chief operations officer of the Company, is a director, a vice president and a 0.3% stockholder of Tae Il Media Co., Ltd. and is a son-in-law of Mr. Yoon K. Choo.

      Transactions between the Company and Tae Il Media Co., Ltd. and Newmax Co., Ltd. Mr. K. H. Chung and Dr. Heehwan Lee have an indirect interest in the sales of $73,000 of goods by the Company to Newmax Co., Ltd. during the fiscal year ended June 27, 1998, as well as in transactions between the Company and Tae Il Media Co., Ltd. and Newmax Co., Ltd. in prior years.

      Debts of the Company to Tae Il Media Co., Ltd., Techmedia International Corporation and Newmax Co., Ltd. Mr. K. H. Chung and Dr. Heehwan Lee have an indirect material interest in the debts of the Company to Tae Il Media Co., Ltd., to Newmax Co., Ltd. and to Techmedia International Corporation. See "Debts of the Company to Tae Il Media Co., Ltd." on page 16, "Debts of the Company to Techmedia International Corporation" on page 17, "Debts of the Company to Newmax Co., Ltd." on page 17, "Indebtedness of the Company to Newmax Co., Ltd." on page 32, "Indebtedness of the Company to Techmedia International Corporation" on page 33 and "Indebtedness of the Company to Tae Il Media Co., Ltd." on page 33. Also see "Draw-Down of Letter of Credit from Newmax Co., Ltd." on page 28.

      Dr. Yoon H. Choo. Dr. Yoon H. Choo until December 1, 1998 was a director, the chairman of the board, the president and chief executive officer, the secretary and the treasurer of the Company, is a director and the president of Gigamax Corporation and Tae Il USA, Inc. and is a brother of Mr. Yoon K. Choo.

      Debts of the Company to Gigamax Corporation and Tae Il USA, Inc. Dr. Yoon
H. Choo has a direct material interest in the loans provided by Gigamax Corporation and by Tae Il USA, Inc. to the Company. See "Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il U.S.A., Inc." on pages 14 to 15 and "Indebtedness of the Company to Gigamax Corporation and Tae Il U.S.A., Inc." on page 32.

                      NOMINATION AND ELECTION OF DIRECTORS

      Stockholder Action Regarding Election of Directors. The board of directors has decided to recommend the nomination of Mr. K. H. Chung and Dr. Heehwan Lee for election as directors of the Company by the stockholders. Directors shall be elected by a plurality of shares voted by holders present, or represented, entitled to vote at the meeting. If the stockholders do not nominate or elect Mr. K. H. Chung and Dr. Heehwan Lee as directors, their terms of office will continue after the annual meeting until their successors shall be elected and shall qualify.

      Anticipated Nomination and Election of Directors. Newmax Co., Ltd. and Dae Bang Investment Finance Corp. will instruct their proxies to nominate Mr. K. H. Chung and Dr. Heehwan Lee as directors and will vote or will cause to be voted their 12,075,000 shares of common stock of the Company in favor of the election of Mr. K. H. Chung and Dr. Heehwan Lee as directors of the Company. As a result, the Mr. K. H. Chung and Dr. Heehwan Lee will be elected as directors of the Company by a plurality of the outstanding shares of common stock of the Company.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Independent Public Accountant. The board of directors of the Company has selected Mr. Sung I. Rhee as its principal accountant and is recommending Mr. Sung I. Rhee to its common stockholders for approval and ratification as its independent public accountant to audit its books, records and accounts for the fiscal year ending June 26, 1999. As the principal independent public accountant of the Company, Mr. Sung I. Rhee has audited its books, records and accounts for the two fiscal years ended June 28, 1997 and June 27, 1998. Previously, KPMG Peat Marwick LLP had done so. See "Lack of Opinions of Independent Public Accountants" on page 56 and "Lack of Compliance with Regulation S-X, Article 2" on page 56.

      Attendance of Principal Accountant at Annual Meeting. Mr. Sung I. Rhee, who was the principal accountant of the Company for the two fiscal years ended June 28, 1997 and June 27, 1998, plans to be present at the 1999 annual meeting of stockholders of the Company. The Company will provide Mr. Sung I. Rhee an opportunity to make a statement at the 1999 annual meeting of stockholders if he desires to do so. Mr. Sung I. Rhee is expected to be available at the 1999 annual meeting of stockholders to respond to appropriate questions.

                STOCKHOLDER ACTION REQUIRED TO SELECT ACCOUNTANT

      Stockholder Action Regarding Independent Public Accountant. The selection of Mr. Sung I. Rhee as the independent public accountant of the Company is being presented to the stockholders for ratification. The affirmative vote of the holders of a majority of the shares present, or represented, entitled to vote at the meeting is required for favorable action on the ratification of the selection of an independent public accountant. If the stockholders do not ratify this appointment, the selection of other certified public accountants will be considered by the board of directors of the Company.

      Anticipated Ratification of Selection of Independent Public Accountant. Newmax Co., Ltd. and Dae Bang Investment Finance Corp. will vote or will cause to be voted their 12,075,000 shares of common stock of the Company in favor of the ratification of the selection of Mr. Sung I. Rhee as the independent public accountant to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending June 26, 1999. As a result, the selection of Mr. Sung I. Rhee will be ratified by a majority of the issued and outstanding shares of common stock of the Company.

                   SALE OF CERTAIN REAL ESTATE OF THE COMPANY

      General Character and Location of the Property. The property consists of real estate located at 71-85 Smith Avenue, Kingston, New York and improved with 83,000 square feet of factory, engineering, research, cafeteria, security, shop and office space in a two story, steel frame, high tech, sprinklered, climate controlled, light manufacturing building, a 1,560 square foot detached storage building, real estate located at 41-45 Railroad Avenue, Kingston, New York and improved with a parking lot and real estate located at 91 Smith Avenue, Kingston, New York. The underlying land includes a maximum of 3.445 acres which are not in a flood plain. The use of the real estate conforms with its M-1 and M-2 zoning classifications for manufacturing purposes. Certificates of occupancy and street letters have been issued by the City of Kingston.

      Name and Address of the Transferor. The seller of the real estate is the Company, National Micronetics, Inc. The principal executive offices of National Micronetics, Inc. are located at 71 Smith Avenue, Kingston, New York 12401, telephone (914) 338-0333.

      Name and Address of Transferee. The buyer of the real estate is the City of New York. The principal executive offices of the City of New York are located at 1 Centre Street, 20th Floor North, New York, New York 10007, Attention:
Assistant Commissioner for Acquisitions, telephone (212) 669-7293 (the "City of New York").

      No Material Relationship of Transferee to the Company. The transferee has no material relationship with the Company or with any affiliate of the Company.

      General Nature of the Business Conducted by the City of New York. The City of New York governs land and the people located in the Counties of Bronx, Queens, Kings, Richmond and New York in the State of New York.

                            SUMMARY OF MATERIAL TERMS

      Summary of Material Features of the Proposed Sale of Real Estate. The Company will convey to the City of New York real estate located in the City of Kingston, New York containing primarily a building designed for use as offices, a laboratory and a factory and parking lots. The City of New York will pay to the Company $2,400,000. The terms of the transaction are set forth in an agreement of purchase and sale dated November 4, 1998 between the Company and the City of New York, Department of Citywide Administrative Services.

      Net Proceeds Receivable by the Company. The Company will apply the gross proceeds of $2,400,000 first to pay secured creditors, including its institutional lender which has a mortgage, local governments which have tax liens and creditors which have mechanics liens, because those debts must be satisfied in order to convey good and marketable title to the City of New York. The Company will apply the remaining gross proceeds to pay brokerage commissions, legal and accounting fees and other expenses of sale, because those commissions, fees and expenses customarily are paid in connection with real estate conveyances. After paying all liens against the real estate, brokerage commissions, legal and accounting fees and other expenses of sale, the Company hopes to realize $350,000 to apply toward the payment of accrued vacation payments to its employees, payment of some of its general creditors and establishment of a cash reserve to pay its day to day expenses. Of course, general creditors of the Company may seek to alter that plan by exercising their claims against the assets of the Company. That $350,000 amount is computed as follows:

      Type of Lien or Expense                                       Amount

Principal of mortgage note                                          $1,408,000
Interest of mortgage note                                              215,553
Tax liens                                                              157,532
Mechanics' liens                                                        61,642
Realtors' commissions                                                   96,000
Costs of demolition and repair                                          12,000
Legal fees                                                              40,000
Accounting fees                                                         10,000
Surveyors' fees                                                          2,000
Closing costs                                                           20,000
                                                                    ----------

      TOTAL                                                         $2,022,727

See "Pro Forma Balance Sheet" on pages 63 and 64.

      Federal and State Regulatory Requirements. The Company must demonstrate compliance with federal and New York state environmental protection laws, labor laws and health laws, City of Kingston zoning laws, construction and building codes, fire safety ordinances and other laws.

      Other Material Features of the Contract or Transaction. The Company must demolish and repair a passageway between the building to be sold and an adjacent building at an aggregate cost estimated to be $12,000. In addition, the Company must assure that good and marketable title to the real estate will be conveyed to the City of New York to the satisfaction of its title insurance company. See "Mortgage", "Arrears of Real Estate Taxes" and "Mechanics' Liens" on page 41.

      Mortgage. The Company will pay the outstanding principal balance of $1,408,000, plus accrued interest estimated to aggregate about $221,967 as of February 26, 1999, in respect to the term note payable to its institutional lender out of the proceeds of sale of the real estate to the City of New York.

      Brokerage Commissions. The Company will pay commissions to Julien J. Studley, Inc. in the amount of $48,000 or 2 percent of the $2,400,000 contract price and commissions to Wm. Morrison Realty in the amount of $48,000 or 2 percent of the $2,400,000 contract price for their services as brokers out of the proceeds of sale of the real estate to the City of New York.

      Arrears of Real Estate Taxes. The Company will pay all accrued and unpaid real estate taxes presently aggregating $157,532.33, interest and penalties out of the proceeds of sale of the real estate to the City of New York.

      Mechanics' Liens. The Company will pay all mechanics' liens aggregating $61,649.84, plus accrued interest out of the proceeds of the sale of the real estate to the City of New York.

      Violations. The Company must cure and will pay any outstanding violations with respect to the real estate out of the proceeds of sale of the real estate to the City of New York.

      Subdivision Map. The Company satisfied its obligation to obtain approval by the City of Kingston of a subdivision map. The City of Kingston Planning Board on November 12, 1998 approved the subdivision map, which the Company must file with the Recorder of Ulster County upon receipt of confirmation from the Treasurer of the City of Kingston that arrears of real estate taxes, interest and penalties will have been paid by the Company.

      Environmental Matters. The Company has received a letter dated August 6, 1998 from the New York State Department of Environmental Conservation regarding a visual site inspection by the New York State Department of Environmental Conservation in November 1997 of the real estate of the Company, which was considered to be in compliance with all environmental standards applied during that inspection. The Company has responded to that letter and accordingly believes that there should be no environmental problems hindering its sale of its real estate.

            Irrelevance of Potentially Responsible Party Status for Superfund Site in Southington, Connecticut. The Company's status as one of more that 1,600 potentially responsible parties ("PRP's") for an Environmental Protection Agency ("EPA") Superfund site known as the Solvents Recovery Service of New England Superfund site located on Lazy Lane in Southington, Connecticut under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) does not violate the terms of the agreement of purchase and sale with the City of New York requiring the real property of the Company to be in compliance with all state and federal environmental laws and otherwise should not inhibit the sale of the real estate of the Company to the City of New York. The status as a CERCLA PRP concerns regulated substances which the Company had shipped to the Superfund site in Southington, Connecticut, rather than the real estate of the Company. See "Superfund Site in Southington, Connecticut" on pages 24 to 25.

      Certificates of Occupancy and Street Letters. The Company will furnish to the City of New York certificates of occupancy and street letters which it has for the real estate. The Company will furnish smoke detector affidavits to the City of New York.

               DETERMINATION OF CONSIDERATION FOR THE REAL ESTATE

      Nature and Amount of Consideration. The nature and amount of consideration to be received by the Company from the City of New York in exchange for the real estate is $2,400,000 in cash. See "Net Proceeds Receivable by the Company" on page 40.

      Appraisal of the Real Estate. On July 15, 1996, the City of New York obtained from Griffin Valuation & Realty Services, Ltd, P. O. Box 3614, 96 Maiden Lane, Kingston, NY 12401, an appraisal of the fair market value of most real estate owned by the Company in Kingston, New York, except two acres of parking lot.

      Qualifications of Appraiser. Griffin Valuation & Realty Services, Ltd. is a certified general appraiser licensed in New York, New Jersey and Connecticut, a licensed real estate broker in New York, a member of the American Institute of Real Estate Appraisers and a senior real property appraiser designated by the Society of Real Estate Appraisers.

      Selection of Appraiser. The Company in 1994 had selected Griffin Valuation & Realty Services, Ltd. as an appraiser because it had fifteen years of general real estate business experience in Ulster County, New York and in nearby counties.

      No Material Relationships between the Company and the Appraiser. During the last two years there has been no material relationship between the Company or its affiliates and Griffin Valuation & Realty Services, Ltd. or its affiliates or unaffiliated representatives. No such material relationship is contemplated. The Company had paid Griffin Valuation & Realty Services, Ltd. for an appraisal in 1994.

      Availability of Appraisal. The appraisal by Griffin Valuation & Realty Services, Ltd. will be made available for inspection and copying at the principal executive offices of the Company at 71 Smith Avenue, Kingston, NY 12401 during its regular business hours, which are 9:00 a.m. to 4:00 p.m. on Monday, Tuesday and Wednesday, by any interested common stockholder of the Company or his or her representative who has been so designated in writing. A copy of the appraisal by Griffin Valuation & Realty Services, Ltd. (excluding photographs) will be transmitted by the Company to any interested common stockholder of the Company or his or her representative who has been so designated in writing upon written request and at the expense of the requesting common stockholder.

      Comparative Sales Method Appraisal of Real Estate. The comparative sales method of appraisal is based on recent sales prices of comparable properties in the region. Griffin Valuation & Realty Services, Ltd. appraised the land and building which are being sold to the City of New York at a fair market value of $2,490,000 based on a sales comparison approach on July 15, 1996, plus a value which is unsupported in the market of $625,000 due to the cost of special construction improvements.

      Capitalized Gross Income Appraisal of Real Estate. The capitalized gross income method of appraisal is based on the capitalization of anticipated future gross rents set forth in recent leases of comparable properties in the region. The Company has deduced by extrapolating from the aggregate information in the appraisal that Griffin Valuation & Realty Services, Ltd. appraised the building which is being sold to the City of New York at a fair market value of less than $3,820,000 based on a capitalized gross income approach on July 15, 1996, plus a value which is unsupported in the market of $625,000 due to the cost of special construction improvements. That capitalized gross income appraisal value would be considerably less if usual expenses applicable to the building being sold to the City of New York were deducted from annual estimated gross income prior to dividing by the capitalization rate. Unfortunately, the appraisal did not allocate the expenses attributable to all of the buildings owned by the Company among them separately.

      Fairness of Consideration. The fairness of the consideration is based on the results of the efforts which the Company has made to sell its real estate with the professional assistance of the listing realtor and the advice which the Company has received from another realtor, as well as upon the information contained in the appraisal. The fairness of the consideration also must be evaluated in terms of the need of the Company to satisfy its term note which has been in default more than one year in order that its principal lending institution will not foreclose its mortgage on terms and conditions which possibly would be much less favorable to the Company.

                 PURPOSES OF SALE OF REAL ESTATE BY THE COMPANY

      Benefits of the Transaction. The sale of certain real estate of the Company to the City of New York for $2,400,000 is in the best interests of the stockholders of the Company, even though the Company will have no net proceeds available to distribute in respect of the outstanding shares of common stock of the Company, for the following reasons:

            Avoidance of Foreclosure and Bankruptcy. The Company hopes to realize more by means of this agreement to sell part of its real estate to the City of New York plus the opportunity to enter into agreements to sell the remaining parts of its real estate than it would realize from a foreclosure sale of all of the assets of the Company or from a voluntary or involuntary proceeding in bankruptcy.

            No Available Capital to Utilize the Building to Be Sold. The Company has no more available sources of capital to operate its sealed lead acid battery assembly line in the building being sold to the City of New York.

            No Revenues to Pay the Expenses of Real Estate to Be Sold. The Company has no revenues to pay the substantial expenses of owning and protecting from the elements the real estate being sold to the City of New York.

            Partial Repayment of Loans from Associated Companies. The net proceeds of the sale of certain real estate by the Company to the City of New York may enable Newmax Co., Ltd. and its associated companies, Gigamax Corporation, Tae Il USA, Inc., Tae Il Magnetics Co., Ltd., Tae Il Media Co., Ltd. and Techmedia International Corporation to recoup some of the funds which they have loaned to the Company since 1991 in an effort to keep it in business.

      Timeliness of the Transaction. The board of directors is recommending the sale of certain real estate of the Company to the City of New York at this time, because the prolonged negotiation and municipal approval of the agreement of purchase and sale between the Company and the City of New York was completed on November 4, 1998 and the City of New York is anxious to close that transaction as soon as stockholder approval lawfully may be obtained by the Company. The board of directors authorized the Company to enter into the agreement of purchase and sale with the City of New York at this time because during the years while the real estate of the Company has been listed for sale, no other prospective purchasers have expressed or, in the judgment of the Company, appear to be likely in the future to express, such a strong interest in acquiring that real estate of the Company at such a favorable price on such favorable terms and conditions. The board of directors of the Company did not find any purchasers of the business of the Company, because the Company has not been able to sustain its own ferrite core magnetic recording head business by keeping up with technological changes in the magnetic recording head industry or to develop any new business based on other products without substantial loans from associated companies. The board of directors of the Company believe that the proposed sale of part of its real estate to the City of New York is the most valuable opportunity which the Company possesses. Moreover, that sale is going to enable the City of New York to provide the people in the Kingston, New York region with employment opportunities which the Company has not been able to provide in its facility.

      Information About the Transaction. The transaction will enable the Company to reduce its expenses of ownership of real estate which it no longer needs, but at a substantial loss of many investments in the buildings to make them suitable for high technology light manufacturing and recently for manufacturing sealed lead acid batteries. The economic problems of the Company and of the affiliates of the Company located in Korea prevented the Company from avoiding the continuation of its default in paying the term loan note secured by a mortgage on the real estate of the Company and from utilizing the building which is being sold to the City of New York for manufacturing sealed lead acid batteries.

      Reasons of the Company for Engaging in the Sale of Real Estate. The Company is selling part of its real estate to the City of New York primarily in order to satisfy the $1,408,000 principal balance, the $221,967 of accrued interest as of February 26, 1999 plus the interest accruing subsequently at a rate of 10.5 percent per year with respect to its amended term promissory note dated November 26, 1996 payable by the Company to its lending institution (the "term note"). The term note is secured by a mortgage which the Company had granted to its lending institution on all of the real estate and tangible personal property of the Company. The Company plans to use the rest of the net proceeds of sale of its real estate to pay some of the other debts of the Company. See "Interests of Directors and Associates of Directors of the Company in Matters to Be Voted On" on pages 10 to 12, "Interests of Directors of the Company in Matters to Be Voted On" on pages 13 to 15, and "Interests of Associates of Directors of the Company in

Matters to Be Voted On" on pages 15 to 18.

      Reasons of the City of New York for Engaging in the Purchase of Real Estate. The City of New York is buying part of the real estate of the Company in order to consolidate in one location the laboratories and offices of its Department of Environmental Protection exercising responsibility over the reservoirs and watershed surrounding the reservoirs supplying water to the City of New York.

      No Other Contracts Between the Company and the City of New York. There are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the two fiscal years ended June 28, 1997 and June 27, 1998 or during the current fiscal year ending June 26, 1999 between the Company and its affiliates and the City of New York and its affiliates, except the agreement of purchase and sale dated November 4, 1998 between the Company and the City of New York as described above.

                  RESULTS OF SALE OF REAL ESTATE BY THE COMPANY

      Rights of Common Stockholders as a Result of the Sale. The rights of the common stockholders of the Company will not be different as a result of the sale of part of its real estate to the City of New York. The debts of the Company are payable primarily to affiliates of the Company and the primary lending institution of the Company. See "Interests of Directors and Associates of Directors in Matters To Be Voted On" on pages 10 to 12. The debts of the Company exceed the fair market value of its assets, so the common stockholders of the Company as stockholders will not realize any of the net proceeds of the sale of real estate to the City of New York. See "Consolidated Balance Sheets" on page
58. No securities will be issued or changed in connection with the sale by the Company of part of its real estate to the City of New York.

      Accounting Treatment of the Sale of Real Estate. The Company expects to report a loss on the sale to the City of New York of the non-depreciable land and the depreciable buildings and improvements which comprise the part of its real estate which the Company is selling to the City of New York. The sale may yield a loss, because the sales price of $2,400,000 is $157,000 less than the sum of the estimated $180,000 closing costs plus the $2,377,000 cost, net of depreciation, of the Company in the land (which is not depreciable), buildings and improvements to be sold as of September 26, 1998. See "Loss on Sale of Real Estate" on page 64 and "Net Proceeds Receivable by the Company" on page 40. The loss will be slightly smaller than $157,000 due to depreciation for the quarter ended December 26, 1998 and part of the quarter ending March 27, 1999. See "UNAUDITED PRO FORMA BALANCE SHEET" on pages 63 to 64.

      Satisfaction of Secured Liabilities in Connection with Sale of Real Estate. The Company expects to satisfy the mortgage encumbering its real estate and several mechanics liens and tax liens out of the net proceeds of sale of certain of its real estate to the City of New York. See "Seniority of Claims of Creditors of the Company" on pages 10 to 12, "Guaranty by Mr. K. H. Chung of Term Note of the Company" on page 13, "Guaranty by Tae Il Media Co., Ltd. of Term Note of the Company" on page 16, "Guaranty by Newmax Co., Ltd. of Term Note of the Company" on page 17, "Guaranty by Mr. K. H. Chung, Tae Il Media Co., Ltd. and Newmax Co., Ltd. of Term Note of the Company" on pages 28 to 29, "Net Proceeds Receivable by the Company" on page 40 and "Mortgage" on page 41.

      Satisfaction of Unsecured Liabilities in Connection with Sale of Real Estate. The Company expects to apply the estimated $350,000 balance of the net proceeds remaining after the payment of the estimated $180,000 expenses of sale and the secured liabilities to keep a cash reserve of $100,000, to make payments on account of about $42,000 of accrued vacation benefits of employees and on account of other liabilities or obligations to general creditors of the Company, including possibly some associates of directors of the Company. See "Status of Dr. Yoon H. Choo as an Associate of Gigamax Corporation and Tae Il USA, Inc." on pages 14 to 15, "Debts of the Company to Tae Il Media Co., Ltd." on page 16, "Debts of the Company to Techmedia International Corporation" on page 17, "Debts of the Company to Newmax Co., Ltd." on page 17, "Indebtedness of the Company to Gigamax Corporation and Tae Il U.S.A., Inc." on page 32, "Indebtedness of the Company to Newmax Co., Ltd." on page 32, "Indebtedness of the Company to Techmedia International Corporation" on page 33 and "Indebtedness of the Company to Tae Il Media Co., Ltd." on page 33.

      Federal Income Tax Loss Realized on the Sale of Real Estate. The Company may realize a loss on the sale of part of its land to the City of New York, because the portion of the sales price of $2,400,000 to be allocated to the land to be sold may be less than the basis of the Company in the land to be sold. The Company may realize a loss on the sale of part of its buildings and improvements to the City of New York, because the portion of the sales price of $2,400,000 allocated to the buildings and improvements to be sold may be less than the adjusted basis of the Company in the buildings and improvements to be sold.

      Characterization of Federal Income Tax Losses. The land retains its character as a capital asset, while the buildings and improvements acquire the character of section 1231 property for federal income tax purposes. Therefore, for those purposes the Company may recognize a long term capital loss on the sale of the non-depreciable land. For federal income tax purposes, the Company may recognize ordinary loss on the sale of the depreciable buildings and improvements which comprise the part of its real estate which the Company is selling to the City of New York if the gains from the sale of Section 1231 property by the Company during the tax year ending June 26, 1999 do not exceed the losses from the sale of Section 1231 property by the Company during the tax year ending June 26, 1999.

                         INFORMATION ABOUT THE COMPANY

      Additional Information with Respect to the Company. In reliance upon Item 14(c) of Schedule 14A of the Securities and Exchange Commission, the Company incorporates by reference in this information statement the annual report on Form 10-K of the Company for the fiscal year ended June 27, 1998 (the "annual report"), which was filed with the Securities and Exchange Commission on October 15, 1998, Commission File Number 0-7207. The annual report is being sent to stockholders of the Company together with this information statement with respect to the 1999 annual meeting of stockholders of the Company pursuant to the requirement of Rule 14a-3 of the Securities and Exchange Commission. The Company is modifying in the text of this information statement much of the information contained in the text of the annual report, because the decisions which the Company made on December 1, 1998 to liquidate and to dissolve made those modifications desirable. Therefore, the annual report should be relied upon primarily for the audited financial statements of the Company and its subsidiaries. See "AUDITED ANNUAL FINANCIAL STATEMENTS OF THE COMPANY" on pages 55 to 57.

                        FORMER BUSINESS OF THE COMPANY

      History of the Company. National Micronetics, Inc. (the "Company") was originally incorporated in 1969 in New York and reincorporated in Delaware in 1982. On December 24, 1990, Newmax Co., Ltd. ("Newmax") acquired a controlling interest (50.9%) in the Company through the purchase of common stock. Newmax, a Korean corporation, is affiliated with Tae Il Media Co., Ltd. ("Tae Il") which was a significant customer of the Company. The Company historically had operated exclusively in the magnetic recording head industry.

      Decline and Cessation of Business. The Company had minimal revenues during only the first quarter of its fiscal year ended June 27, 1998 and had serious problems as a going concern due to increased obligations and a lack of working capital during its fiscal year ended June 27, 1998. On December 1, 1998, the Company decided to sell off its remaining assets and to dissolve. For several years, the Company has been unable to generate sufficient revenues to sustain itself. The debt restructuring proceedings involving its parent, affiliated and associated companies in Korea for nearly a year ending in September, 1998 and the limitations on those companies resulting from those debt restructuring proceedings and other financial exigencies gravely restricted their ability to support the Company and to develop its new business of manufacturing sealed lead acid batteries.

      Consequences of Proposed Sales of Assets. As of June 28, 1998, the book value of the assets of the Company, consisting almost entirely of property, plant and equipment, was $2,807,000, whereas the total current liabilities of the Company were $12,626,000, leaving a total stockholders' deficiency of $9,819,000. Although the Company hopes to realize at least book value by selling its assets, which have been appraised for more than $3,000,000, the Company can make no assurances that its assets may be sold for more than the $2,400,000 price which the City of New York has agreed to pay for its main office, laboratory and factory building in Kingston, New York. In any event, there will be no funds to distribute to the stockholders of the Company.

      Prior Dependence upon Associated Companies. In reliance primarily upon assembly facilities owned and operated by its parent company, Newmax, sales revenue attributable to its parent companies and debt financing supplied or guaranteed by its parent companies or its affiliated companies between May 10, 1991 and September 1997, the Company had been principally an integrated manufacturer of magnetic recording heads primarily for computer disk drives. The Company had been performing pilot projects concerning ferrite bars, cores and recording head assemblies.

      Termination of Proposal to Manufacture Sealed Lead Acid Batteries. The Company had installed a sealed lead acid battery manufacturing line. However, the Company had not been able to secure funding to cover the initial operating expenses for the battery manufacturing, mainly due to the debt restructuring in both Tae Il and Newmax, so the battery line never became operational. Moreover, the Company on November 3, 1998 made a contract to sell to the City of New York the building in which the sealed lead acid battery manufacturing line had been installed. On December 1, 1998, the Company decided not to install that sealed lead acid battery manufacturing line either in another vacant building which it owns or in a building to be leased. The Company also decided not to carry on any other business.

      Sales and Customers. The Company had sales of $73,000 and a net loss of $1,599,000 for the fiscal year ended June 27, 1998. The Company received no new orders during the fiscal year ended June 27, 1998 or subsequently. The Company's computer products had been sold to original equipment manufacturers. Because product life cycles for computer products are relatively short, sales in one period were not necessarily indicative of future sales. At any given time, the Company was likely to be dependent on sales of specific computer products to specific customers.

      Export Sales. Export sales of computer products comprised 100% of net sales in fiscal 1998. Net sales of the United States operations of the Company included export sales as follows:

             Fiscal
             Year                     Asia
             ------                   ----
                                 (in thousands)

             1996                   $ 3,101
             1997                   $ 2,517
             1998                   $    73

      Dispositions of Computer Product Assembly Line Equipment. The past sales and customers of the Company may not be indicative of its future sales and customers, since during the two fiscal years ended June 24, 1995, the Company had sold most of its assembly line production equipment for manufacturing ferrite cores and slider assemblies.

      Termination of Plans for Manufacturing Batteries. The Company had contemplated selling sealed lead acid batteries at such time as funds needed to commence operations could be made available by its affiliated companies or could be supplemented by its selling some of its real estate; however, on December 1, 1998, upon learning that no funds would be made available for that purpose by its parent or associated companies, the Company decided to give up its plans to manufacture and sell batteries.

      Important Customers. In fiscal 1998, one customer, Newmax, accounted for 100% of net sales on a consolidated basis. Newmax operates in South Korea and has recently been subject to business disruptions caused by debt restructuring. The following table demonstrates the dependence of the Company on two major customers in terms of amount and percentage of net sales during its last three fiscal years:

          Products                  Fiscal Years Ended June
          --------                  -----------------------
     ($ in thousands)
                           1998          1997             1996
                           ----          ----             ----
Newmax Co., Ltd.     $    73 -100%  $ 2,487 - 93%   $ 2,763 - 67%
Victas, Inc.         $       -  -   $   143 -  5%   $   543   13%

      Related Party Transactions. Net sales for fiscal 1998, 1997 and 1996 included sales of goods totalling $73,000, $2,487,000 and $2,763,000, respectively, to Newmax of products made to specification of Newmax's customer. These products required significant additional value added before sale to the ultimate customer. The Company also sold products to Tae Il Media Co., Ltd.

("Tae Il") totaling approximately $40,000 in fiscal 1996. Although negotiated in good faith, the impact of the above transactions on the financial statements may be significantly different than had the transactions been negotiated with unrelated parties. The Company believes that the terms in general were more favorable to the Company than terms which unrelated parties would have negotiated at arms length, since unrelated parties usually refused to deal with the Company.

      Backlog.  A comparison of backlog at fiscal year-end is shown below:

      June 27, 1998          June 28, 1997
      -------------          -------------

        $   -0-  (in thousands)  $   35
        =======                  ======

Backlog (primarily Newmax orders at June 28, 1997) included only those orders for which a delivery schedule had been specified by the customer, although such orders might have been subject to cancellation or modification by the customer without significant penalty. Sales fluctuations were not seasonal and often were not anticipated. As of September 19, 1997, all backlog orders had been completed and there have been no new orders since that date.

      Competition for Computer Products. The Company's principal market had been supplying recording heads primarily for computer disk drives. Newmax, Tae Il and their related entities (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on pages 27 to 29 and "CERTAIN BUSINESS RELATIONSHIPS" on pages 30 to 33) are larger and better capitalized than the Company, which had become almost entirely dependent upon them for working capital, assembly facilities, personnel, sales revenue and bank loan financing. Physical proximity to customers did not significantly affect competition for computer components due to low shipping costs for this small and light product. Competition was principally in the areas of price, quality and product performance.

      Competition and the Failure of the Computer Products Business. Demand for the products of the Company has fluctuated due to technological change in the computer industry and the availability to potential customers of the Company of products of competitors. For example, during the fiscal years ended June 25, 1994 and June 24, 1995, dramatic changes in disk drive design and ready availability of thin-film recording heads combined to make a very difficult market for selling double metal in glass (MIG) products of the Company. The Company for several years had experienced difficulty in obtaining orders or repeat orders from unaffiliated companies, so that during the fiscal years ended June 28, 1997 and June 27, 1998, nearly all sales of computer products were to Newmax. Research and development efforts to enhance its floppy disk drive and tape drive recording head products proved unavailing. Demand from Newmax disappeared during the fiscal year ended June 27, 1998, because of the failure of the Company to develop new types of magnetic recording heads. The Company had curtailed production of certain products due to the inability to obtain price increases and reduce costs.

      Competition for Sealed Lead Acid Batteries. The plans of the Company to enter the new, unrelated, highly competitive sealed lead acid battery market had been frustrated not only by the lack of working capital from its affiliated companies but also by its own efforts to avoid foreclosure by selling to the City of New York for $2,400,000 the facility which had been modified in order to manufacture sealed lead acid batteries. The net sales proceeds of that facility would not have sufficed without additional capital from affiliated companies to enable the Company to modify another facility and to commence production of sealed lead acid batteries. The Company on December 1, 1998 decided that it would not manufacture sealed lead acid batteries and it would not actively compete in other markets, since working capital would not be made available for that purpose by its affiliated companies. Two of those companies, Tae Il Media Co., Ltd. and Newmax Co., Ltd., currently are subject to Korean judicial proceedings pursuant to which moratoriums deferring payment of their creditors have been granted by Korean courts after approval by creditors. See "Debt Restructuring Proceedings of Newmax Co., Ltd." on pages 21 to 22 and "Debt Restructuring Proceedings of Tae Il Media Co., Ltd." on page 22.

      Research, Development and Engineering. During the fiscal years 1998 and 1997, the Company spent approximately $81,000 and $209,000, respectively, in connection with continuing engineering and product development of computer related products. Research and engineering efforts during this period had been directed toward the enhancement of its floppy disk drive and tape drive recording head products. For the past several years there has been substantial direct support from Newmax and Tae Il of manufacturing operations and current product lines.

      Employees. At January 20, 1999, the Company actively employed 5 persons working three days per week without timely pay.

      Environmental Compliance. The material effects that compliance with federal, state and local provisions that have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment upon the future capital expenditures or earnings of the Company are described in "DIRECTORS AND EXECUTIVE OFFICERS: LEGAL
PROCEEEDINGS: Superfund Site in Southington, Connecticut" on pages 24 to 25. Since the Company has terminated all present and future operations, there will be no future capital expenditures or earnings of the Company.

      Description of Export Sales. See "Export Sales" on page 50 for a description of the export sales of the Company and its subsidiaries during the fiscal year ended June 27, 1998.

      Termination of Business. The proposal to dissolve the Company, of course, reflects the decision made by the board of directors of the Company on December 1, 1998 to terminate all business operations and to wind up and liquidate the Company.

                           PROPERTIES OF THE COMPANY

      Properties. The Company's corporate offices are located at 71 Smith Avenue, Kingston, New York, 12401, which is where all of its real properties are located. Those properties either are to be sold to the City of New York or to continue to be offered for sale pursuant to the authority to be conferred at the 1999 annual meeting by the stockholders of the Company.

      Facilities to Be Sold to the City of New York. The Company's operations had been conducted from 83,000 square feet of facilities which are located in the same building as its corporate offices at 71 Smith Street, Kingston, New York, owned by the Company, mortgaged to an institutional lender to secure a term loan note having a principal balance of $1,408,000 which matured in November 1997 and remains due and payable, and subject to an agreement of purchase and sale with the City of New York, which has agreed to pay $2,400,000 for the facilities. Most of those facilities are not utilized. The Company has inadequate cash flow to satisfy the notes secured by the mortgage matured in November 1997 and to pay utilities and to make repairs needed to protect the facilities from the elements. The agreed sale to the City of New York of that facility, which had been set up for sealed lead acid battery production, is planned in order to avoid foreclosure of the mortgage and for other reasons. The net proceeds of sale will be used to pay off the mortgage note and accrued interest; however, the Company can make no assurance that that sale will be consummated.

      Facilities Remaining for Sale. The adjacent 34,644 square foot vacant facility in the vicinity of Railroad Avenue, the Conrail right of way, and Grand Street in Kingston, New York used to be a bowling alley before it became a factory for manufacturing the computer products of the Company. It has been listed for sale by the Company. The Company believes that that facility is in good working condition and had been adequate for the conduct of its business. That facility will not be set up for purposes of manufacturing sealed lead acid batteries. On December 1, 1998, the Company decided to terminate all business operations, because affiliated companies of the Company advised the Company that they will not supply adequate working capital for that purpose. For the same reason, new equipment for battery production will not be leased from a related party.

      Previously Sold Facilities. The Company sold a 5,400 square foot building on September 7, 1995 and a 5,000 square foot building on August 22, 1997.

      Previously Sold Equipment. The Company has sold or disposed of idle and obsolete equipment and could not have returned to the computer component production volumes of previous years without significant changes in operations or use of subcontractors. The Company had been dependent upon its parent companies for contract production computer component assembly facilities.

                               LEGAL PROCEEDINGS

      Legal Proceedings. The legal proceedings of the Company are described under the captions "Automobile Accident Lawsuit of the Company" on pages 22 to 24 and "Superfund Site in Southington, Connecticut" on pages 24 to 25.

                  MARKET PRICE OF COMMON STOCK OF THE COMPANY
                        AND RELATED STOCKHOLDER MATTERS

      Price Range of Common Stock. There is no established public trading market for the common stock of the Company. The Company's Common Stock is traded on the OTC Bulletin Board and pink sheets. The following table sets forth for the periods indicated the bid prices of the Company's Common Stock as reported by market makers. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The range of high and low bid information reported by market makers to National Quotation Bureau, LLC for the shares of common stock of the Company for the fiscal quarter ended September 26, 1998 and subsequently are as follows:

      Fiscal Year (ending in June)           High         Low
      ----------------------------           ----         ---

      1999
       First Quarter                       $ .005      $ .003
       Second Quarter                        .003        .003

      1998
       First Quarter                         .002        .002
       Second Quarter                        .002        .002
       Third Quarter                         .005        .002
       Fourth Quarter                        .005        .002

      1997
       First Quarter                         .001        .001
       Second Quarter                        .005        .001
       Third Quarter                         .01         .001
       Fourth Quarter                        .005        .002

      Approximate Number of Equity Security Holders. The approximate number of record holders of shares of common stock of the Company as of January 8, 1999 is 2,500.

      Dividends. The Company has not paid any cash dividends on its Common Stock. Due in part to the working capital deficiency of nearly $13,000,000 and the stockholders' deficiency of $9,819,000 as of June 27, 1998, the Company does not anticipate paying dividends for the foreseeable future.

      No Sales of Unregistered Equity Securities. Within the fiscal year ended June 27, 1998 and thereafter, the Company has not sold any equity securities which were not registered under the Securities Act of 1933, as amended.

              AUDITED ANNUAL FINANCIAL STATEMENTS OF THE COMPANY

      Financial Statements of the Company. The consolidated audited balance sheets of the Company and its subsidiaries as June 27, 1998 and June 28, 1997 and the consolidated audited statements of income and changes in financial position of the Company and its subsidiaries for the three fiscal years ended June 27, 1998, June 28, 1997 and June 29, 1996 are set forth on pages 27 to 53 of the annual report. See "Lack of Opinions of Independent Public Accountants" on page 56 and "Lack of Compliance with Regulation S-X, Article 2" on page 56.

      Unaudited Quarterly Financial Statements of the Company. The consolidated unaudited balance sheets of the Company and its subsidiaries as September 26, 1998 and June 27, 1998 and the consolidated unaudited statements of operations and cash flows of the Company and its subsidiaries for the two fiscal quarters ended September 26, 1998 and September 27, 1997 are set forth on pages 57 to 62.

      Reasons for Lack of Predictability of Financial Statements. The proposed sale of certain real estate of the Company to the City of New York, sale of the remaining property and assets of the Company and dissolution of the Company and the cessation of reliable working capital support for the Company from affiliated and associated companies of the Company and the proposed change by the Company to the liquidation method of accounting materially cause the information reflected in the audited financial statements of the Company on pages 27 to 53 of the annual report and the unaudited quarterly financial statements of the Company set forth on pages 57 to 62 not to be indicative of the Company's future financial condition. See "Anticipated Change to Liquidation Basis of Accounting" on page 57 and "UNAUDITED PRO FORMA BALANCE SHEET" on pages 63 to 64.

      Lack of Opinions of Independent Public Accountants. Mr. Sung I. Rhee, who audited the financial statements of the Company for the fiscal years ended June 27, 1998 and June 28, 1997, was unable to express an opinion on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended June 27, 1998 and June 28, 1997. See the third and fourth paragraphs of the "Independent Auditors' Report" on page 28 of the annual report, the second and third paragraphs of the "Independent Auditors' Report on Schedule" on page 47 of the annual report and the second and third paragraphs of the letter of consent from Mr. Sung I. Rhee which is Exhibit 23.1 on page 52 of the annual report. Moreover, KPMG Peat Marwick LLP, which audited the financial statements of the Company for the fiscal years ended June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27, 1992 and June 29, 1991, was unable to express an opinion on the consolidated financial statements of the Company for the fiscal years ended June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27,
1992 and June 29, 1991. See the third and fourth paragraphs of the "Independent Auditors' Report" on page 29 of the annual report, the second and third paragraphs of the "Independent Auditors' Report on Schedule" on page 48 of the annual report and the second and third paragraphs of the letter of consent from KPMG Peat Marwick LLP which is Exhibit 23.2 on page 53 of the annual report. See "Lack of Compliance with Regulation S-X, Article 2" on page 56.

      Lack of Compliance with Regulation S-X, Article 2. The Securities and Exchange Commission from time to time has advised the Company that the audit reports of Mr. Sung I. Rhee in respect of the financial statements of the Company for the fiscal years ended June 27, 1998 and June 28, 1997 and the audit reports of KPMG Peat Marwick LLP in respect of the financial statements of the Company for the fiscal years ended June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27, 1992 and June 29, 1991, and therefore the annual reports of the Company on Form 10-K for the fiscal years ended June 27, 1998, June 28, 1997, June 29, 1996, June 24, 1995, June 25, 1994, June 26, 1993, June 27, 1992
and June 29, 1991 do not comply with Regulation S-X, Article 2. Rule 2-02(c)(i) of Regulation S-X, Article 2, provides that the accountant's report shall state clearly the opinion of the accountant in respect of the financial statements covered by the report. See "Lack of Opinions of Independent Public Accountants" on page 56. Rule 2-02(d) of Regulation S-X, Article 2 provides that any matters to which the accountant takes exception shall be clearly identified, the exception thereto specifically and clearly stated, and, to the extent practicable, the effect of each such exception on the related financial statements given. See "Anticipated Change to Liquidation Basis of Accounting" on page 57.

      Anticipated Change to Liquidation Basis of Accounting. For eight fiscal years ended June 27, 1998, June 28, 1997, June 29, 1996, June 24, 1995, June 25,
1994, June 26, 1993, June 27, 1992 and June 29, 1991, the Company prepared financial statements on a going concern basis in reliance upon the receipt of financial support from affiliated and associated companies, even though its independent auditor's reports declined to express an opinion essentially because there was no legally enforceable obligation of the affiliated and associated companies to provide that financial support. See "Lack of Opinions of Independent Public Accountants" on page 56 and "Lack of Compliance with Regulation S-X, Article 2" on page 56. Commencing with the quarterly report on Form 10-Q for the fiscal quarter ended December 26, 1998, however, the Company will prepare its financial statements on a liquidation basis. As a result, a statement of net assets (liabilities) will replace the balance sheet. A statement of changes in net assets (liabilities) and/or a deficiency account will replace the statement of operations and will set forth the estimated gains and losses on liquidation. Pursuant to the liquidation basis of accounting, the carrying values of the remaining assets, to the extent feasible, may be revalued from going concern basis values. If revalued, then the remaining assets will be presented at estimated realizable values and the liabilities will be presented at estimated settlement amounts. The liquidation basis of accounting will require accruals to be made for the cost of liquidating the Company and for income taxes payable or income tax refunds receivable.

            UNAUDITED QUARTERLY FINANCIAL STATEMENTS OF THE COMPANY

      Unaudited Quarterly Financial Statements. The unaudited quarterly consolidated financial statements of the Company and its subsidiaries for the fiscal quarter ended September 26, 1998 are set forth below:

                                     INDEX

            Consolidated Balance Sheets - September 26, 1998
             and June 27, 1998 ...............................  57

            Consolidated Statements of Operations - Three Months
             Ended September 26, 1998, and
             September 27, 1997 ..............................  58

            Consolidated Statements of Cash Flows
             Three Months Ended September 26, 1998 and
             September 27, 1997 ..............................  59

            Notes to Consolidated Financial Statements .......  60

                   NATIONAL MICRONETICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                         Sept. 26,     June 27,
                                                           1998          1998
                                                           ----          ----
                                                        (unaudited)
ASSETS

Current assets:
      Cash and cash equivalents                          $     26      $     22
      Inventories                                              --            --
      Other current assets                                     --            20
                                                         --------      --------
            Total current assets                               26            42

Property, plant and equipment, net                          2,672         2,765
                                                         --------      --------
                                                         $  2,698      $  2,807
                                                         ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Current portion of long-term debt
        and lease obligations                            $  1,420      $  1,420
      Revolving loan                                           --            --
      Short-term debt                                       8,397         8,337
      Accounts payable                                        582           577
      Accrued salaries and related expenses                   122           145
      Other accrued expenses                                  350           312
      Due to related parties, net                           2,002         1,835
                                                         --------      --------
            Total current liabilities                      12,873        12,626
                                                         --------      --------

Stockholders' deficit:
      Common stock $.10 par value                           2,231         2,231
      Additional paid-in capital                           59,785        59,785
      Accumulated deficit                                 (72,191)      (71,835)
                                                         --------      --------
            Total stockholders'
              deficit                                     (10,175)       (9,819)
                                                         --------      --------
                                                         $  2,698      $  2,807
                                                         ========      ========

See accompanying notes to consolidated financial statements.

                   NATIONAL MICRONETICS, INC. AND SUBSIDIARIES

                Consolidated Statements of Operations (Unaudited)
                    (in thousands, except per share amounts)

                                        Three Months Ended
                                        ------------------
                                     Sept. 26,      Sept. 27,
                                        1998          1997
                                        ----          ----

Net Sales                             $     --      $     73
                                      --------      --------
Cost and expenses:
 Cost of products sold                      --           328
 Research, development
   and engineering                          17            29
 Selling and administration                 60           112
                                      --------      --------
                                            77           469
                                      --------      --------

      Income (Loss) from
        operations                         (77)         (396)
                                      --------      --------

Other deductions (income):
 Interest expense                          206           187
 Interest income                            --            --
 Other (income) expense, net               (75)         (109)
                                      --------      --------
                                           131            78
                                      --------      --------

      Net loss                        $   (208)     $   (474)
                                      ========      ========

Net loss per common share             $  (0.02)     $  (0.02)
                                      ========      ========

Average common shares
      outstanding                       22,313        22,313
                                      ========      ========

See accompanying notes to consolidated financial statements.

                   NATIONAL MICRONETICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (in thousands)

                                                           Three Months Ended
                                                           ------------------
                                                         Sept. 26,     Sept. 27,
                                                           1998          1997
                                                           ----          ----
Cash flows from operating activities:
  Net income (loss)                                     $   (208)     $   (474)
     Adjustments to reconcile net income
     (loss) to net cash provided (used) by
      operating activities:
      Depreciation and amortization                           92            95
Retirements of property and equipment                         --            40
Changes in operating assets and liabilities:
  Decrease (Increase) in trade receivables                    --            --
  Decrease (Increase) in inventories                          --             9
  Decrease (Increase) in other current assets                (20)         (117)
  Increase (Decrease) in accounts payable
    and accrued expenses                                      20            66
  Increase (Decrease) in due to related parties              167          (111)
                                                        --------      --------
Net cash provided (used) by
  operating activities                                       (91)         (270)
                                                        --------      --------

Cash flows from investing activities:
  Additions to property and equipment                         --          (160)
                                                        --------      --------

Cash flows from financing activities:
  Repayment on long-term debt and
    capitalized lease obligations                             --           (42)
  Proceeds of short-term debt                                 60           500
                                                        --------      --------

Net cash provided (used) by
      financing activities                                    60           458
                                                        --------      --------

Net increase (decrease) in cash and cash
  equivalents                                                  4           (28)
Cash and cash equivalents at beginning
  of period                                                   22            35
                                                        --------      --------

Cash and cash equivalents at end of period              $     26      $     63
                                                        ========      ========

See accompanying notes to consolidated financial statements.

                   NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Unaudited)

1. In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position as of September 26, 1998 and the results of operations for the three month periods ended September 26, 1998 and September 27, 1997 and changes in cash flows for the three month periods then ended.

      The results of operations for the three month period ended September 26, 1998 are not necessarily indicative of the results to be expected for the full year.

      The accounting policies followed by the Company are set forth in Note (1) to the Company's fiscal year 1998 financial statements which have been incorporated in form 10-K filed for the year ended June 27, 1998.

2.    Inventories consisted of the following (in thousands):

                                    September 26, 1998  June 27, 1998
                                    ------------------  -------------

            Finished goods                 $  --            $  --
            Work in process                   --               --
            Raw materials and supplies        --               --
                                           -----            -----
                                           $  --            $  --
                                           =====            =====

3. Twelve months of interest payments totaling approximately $162,000 were due the primary lending institution at September 26, 1998 in respect of the term loan note, which had matured on November 26, 1997. The Company does not have the funds to satisfy the principal balance of $1,408,000 and accrued interest of the term loan note; however, no foreclosure action as yet has been instituted by the primary institutional lender of the Company. The Company believes that the forbearance of this primary lending institution may be due to the on-going negotiations by the Company to dispose of part of the real estate which is collateral for the mortgage securing the term loan note at a price which, if obtained, would enable the Company to satisfy the term loan note, but no assurance can be made that such a disposition will be consummated.

                  NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
            Notes to consolidated Financial Statements (Unaudited)

      The 2,741,000 revolving credit loan was in default before its maturity on November 18, 1997. The amount of interest in default and in arrears is $341,000 at September 26, 1998 in respect of the revolving credit note and the amount of the principal balance of the revolving credit note is $2,741,000. The institutional lender completed collection proceedings against a Korean bank letter of credit in the amount of $2,789,000 securing payment of the revolving credit note. An affiliated company which had provided a mortgage on its Korean real estate as collateral for that Korean bank letter of credit will become entitled to assert a claim against the Company for all amounts collected from it by the institutional lender out of the pledge of its assets. It may be possible that the two year moratorium on collection of certain debts from certain affiliated companies of the Company, as approved by a Korean court during September, 1998, may prolong those collection efforts.

4. Earnings per common share has been determined on the basis of the weighted average number of common shares outstanding during the respective quarters. At September 26, 1998 and September 27, 1997 there was no dilutive effect from common stock options or warrants.

5. The Company is a defendant in a lawsuit brought as the result of an accident involving a Company automobile. The total of the damages claimed in the causes of action is $7,700,000. The summons designates the Supreme Court State of New York, County of New York, as the place of trial. The Company's insurer has assumed responsibility and is defending the Company; however the damages claimed exceed the $300,000 policy limits. Depositions were scheduled for October 1998, but were postponed and no new date was scheduled. After consulting with counsel the Company has determined that it is not possible, at this time, to estimate the amount of damage, if any, that may ultimately be incurred. Accordingly no provision has been made in the financial statements of the Company.

                        UNAUDITED PRO FORMA BALANCE SHEET

      Unaudited Pro Forma Balance Sheet. Set forth below is an unaudited pro forma consolidated balance sheet of the Company and its subsidiaries as of September 26, 1998 prepared by the Company in order to show the effects of the sale of part of its real estate to the City of New York and the related use of proceeds. Subsequent to September 26, 1998, the Company agreed to sell its most valuable office, laboratory and factory building to the City of New York for $2,400,000. A major portion of the proceeds from this sale will be used to retire the $1,408,000 principal balance and over $200,000 of accrued interest of the term loan note secured by a mortgage on all of the assets of the Company. The balance of the proceeds, after a cash reserve of $100,000, will be used for closing expenses, accrued vacation expenses to its employees, and part of the accounts payable of the Company. The following condensed pro forma balance sheet reflects these transactions as if they occurred at September 26, 1998:

                   NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
                  CONDENSED PRO FORMA BALANCE SHEET (UNAUDITED)
                                 (In Thousands)
                               September 26, 1998

                                                        Historical     Pro Forma
                                                        ----------     ---------
ASSETS

Current assets:
      Cash and cash equivalents:                         $     26      $    100
      Property, plant and equipment, net                    2,672           295
                                                         --------      --------
                                                         $  2,698      $    395
                                                         ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Current portion of long-term debt                  $  1,420      $     --
      Short-term debt                                       8,397         8,397
      Accounts payable and
            accrued expense                                 1,054           328
      Due to related parties, net                           2,002         2,002
                                                         --------      --------
            Total current liabilities                      12,873        10,727
                                                         --------      --------

Stockholders' deficit:
      Common stock $0.10 par value                          2,231         2,231
      Additional paid-in capital                           59,785        59,785
      Accumulated deficit                                 (72,191)      (72,348)
                                                         --------      --------
            Total stockholders' deficit                   (10,175)      (10,332)
                                                         --------      --------
                                                         $  2,698      $    395
                                                         ========      ========

      Use of Proceeds of Sale of Real Estate. The increase in cash will be attributable to the cash reserve to be set aside out of the proceeds of sale of the real estate. The elimination of the current portion of long-term debt will occur as the result of the satisfaction of the term loan mortgage indebtedness with part of the proceeds of sale of the real estate. The reduction of accounts payable and accrued expenses will result from using part of the proceeds of sale of the real estate to pay closing expenses, accrued vacation payments to employees and some accounts payable. See "Net Proceeds Receivable by the Company" on page 40.

      Loss on Sale of Real Estate. The net proceeds after deduction of closing expenses estimated to be $180,000 of the sale of the real estate of the Company to the City of New York for $2,400,000 will be $2,220,000, which will be $157,000 less than the $2,377,000 net book value of that real estate. See "Accounting Treatment of the Sale of Real Estate" on pages 46 to 47.

----------

Footnotes

(*) The expected estimated result from the sale of the other assets of the Company would be a reduction of assets by the net book value of plant, property and equipment, an increase in cash or notes receivable, and a decrease in liabilities, such as accounts payable, short-term debt or due to related parties.

                             SELECTED FINANCIAL DATA

      Selected Financial Data.

                 Selected Consolidated Statement of Operations Data
                    (in thousands, except per share amounts)

                                                Year Ended In June
                             --------------------------------------------------------
                               1998        1997        1996        1995        1994
                             --------------------------------------------------------
Net sales                    $     73    $  2,682    $  4,151    $  3,822    $  7,227
Cost of products sold             803       2,556       3,605       3,849       7,777
Gross profit (loss)              (735)        126         546         (27)       (550)
Research, development
 and engineering expense           81         209         231         259         481
Selling and administration
 expense                          314         489         849         712         816
Loss before
 income taxes                  (1,599)     (1,267)     (1,336)     (1,599)     (2,699)
Net loss                       (1,599)     (1,267)     (1,336)     (1,599)     (2,699)
Net loss
 per common share            $  (0.07)   $  (0.06)   $  (0.06)   $  (0.07)   $  (0.12)
Weighted average shares
 outstanding                   22,313      22,313      22,313      22,313      22,313
Cash dividends                   --          --          --          --          --

                    Selected Consolidated Balance Sheet Data
                                 (in thousands)

                                                Year Ended In June
                             --------------------------------------------------------
                               1998        1997        1996        1995        1994
                             --------------------------------------------------------
Working capital
 deficiency                  $(12,584)   $(11,431)   $(11,069)   $(10,806)   $(11,267)
Total assets                    2,807       2,977       4,817       5,400       5,449
Long-term debt
 and lease
 obligations,
 including
 current portion                1,420       4,191       4,363       4,626       4,494
Stockholders'
 deficiency                    (9,819)     (8,655)     (7,933)     (7,059)     (6,514)

      Significant Changes in Operating Results and Assets. The reasons for the significant changes in net sales and gross profit margin, the significant net losses and the decline in assets are discussed at "Management's Discussion and Analysis of Financial Condition, and Results of Operations" on pages 66 to 69.

      Working Capital Deficiency. The reasons that had enabled the Company to operate with a working capital deficiency are discussed in "Liquidity and Capital Resources" on pages 70 to 72.

      Lack of Comparability of Financial Data. The lack of any sales of computer products during the last sixteen months make the financial information for the four fiscal years ended June 28, 1997 of questionable comparability with the financial information for the fiscal year ended June 27, 1998 and the unaudited financial information for the fiscal quarter ended September 26, 1998.

      Material Uncertainties. The agreement between the Company and the City of New York to sell the facility where sealed lead acid battery equipment has been installed and the decision of the Company on December 1, 1998 to terminate all business operations, rather than to commence production and sales of sealed lead acid batteries in another facility, are material uncertainties which make the financial information for the five fiscal years ended June 27, 1998 and the fiscal quarter ended September 26, 1998 not to be indicative of the future financial condition of the Company.

      Lack of Predictability. The proposed sale of certain real estate of the Company to the City of New York, sale of the remaining property and assets of the Company and dissolution of the Company materially cause the information reflected in "SELECTED FINANCIAL DATE" on pages 65 to 66 not to be indicative of the Company's future financial condition. See "Anticipated Change to Liquidation Basis of Accounting" on page 57.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Fiscal Year Ended June 29, 1996. Fiscal 1996 began with significant sales of ferrite products to unrelated parties. This business began to decline mid-year as orders were completed and not replaced with new orders. There was an increase in related party orders for ferrite products in the fourth quarter as well as increased sales of non-ferrite products to unrelated parties. Employment remained consistent throughout the year and the Company achieved a positive gross profit margin for the year. This was the first positive gross profit in over five years.

      Fiscal Year Ended June 28, 1997. Fiscal 1997 has sales of non-ferrite products to unrelated parties only in the first quarter. The vast majority of sales for the year were unfinished floppy disc recording head products sold to related parties (Newmax). The gross profit margin remained positive for the second year in a row even though sales declined by 35%. By the fourth quarter, sales declined significantly and most employees were working a reduced number of hours at reduced pay. Significant effort was devoted to consolidating remaining operations to a reduced square footage to make room for the battery manufacturing line.

      Fiscal Year Ended June 27, 1998. Fiscal 1998 began with the installation of the battery manufacturing line with equipment consigned from a related party, and the production of recording head products was suspended. Consequently, revenues from recording head products ceased, so obligations to its primary institutional lender could not be satisfied by the Company and funds had to be borrowed from related companies or had to be obtained from the disposal of equipment, since no revenues were realized from the as yet non-operational sealed lead acid battery manufacturing line. The installation was completed in November 1997, but the Company could not proceed with the manufacturing operation due to the discontinuation of the funding from a related party.

                    Fiscal Year Ended June 27, 1998 ("1998")
                                   Compared to
                    Fiscal Year Ended June 28, 1997 ("1997")

      Net Sales. The Company's net sales decreased by $2,609,000 or 97%, from 1997. The decrease is due to the suspension of sales of recording head products, which caused a decline in sales to Newmax of $2,414,000 and a decline in sales of ballast of $195,000.

      Gross Profit. Gross profit, as a percentage of sales, declined dramatically to (1,000%) from 5% in 1997. This decline in performance is due to the significant decline in sales combined with the inability to further reduce significant overhead items such as electricity, real estate taxes, and etc.

      Research, Development and Engineering. Research, development and engineering ("R&D"), as a percentage of sales, increased from 8% in 1997 to 110% in 1998. This is due to a cessation of sales after the first quarter, without a cessation of development and engineering support.

      Selling and Administration. Selling and administration expenses ("S&A"), as a percent of sales, increased from 18% in 1997 to 430% in 1998. The increase in S&A as a percent of sales is due to cessation of sales after the first quarter, without a cessation of selling and administration expenses.

      Interest Expense. Interest expense increased by $58,000 or 8% from 1997 to 1998. This is due to increases in related party debt and increases in the rate of interest on bank debt due to the defaults in payment of bank debt.

      Total Assets. Total assets declined by $170,000 or 6% from 1997 to 1998. This is primarily due to a reduction of prepaid and other current assets, but also due to the absence of inventories and a reduction of cash. Although dispositions of nearly fully depreciated machinery and equipment materially reduced property, plant and equipment, at cost and accumulated depreciation and amortization, the impact on total assets of those old equipment dispositions was offset by an increase in buildings and improvements attributable to the installation of a line for manufacturing sealed lead acid batteries.

                    Fiscal Year Ended June 28, 1997 ("1997")
                                 Compared to
                    Fiscal Year Ended June 29, 1996 ("1996")

      Net Sales. The Company's net sales decreased by $1,469,000, or 35%, from 1996. The decrease is due to a decline in sales of tee-shirts of $400,000, a decline in sales to Newmax of $276,000 and a decline in sales of ferrite products to other customers of $793,000.

      Gross Profit. Gross profit, as a percentage of sales, declined from 13% in 1996 to 5% in 1997. This decline in performance is due to the significant decline in sales combined with the inability to further reduce significant overhead items such as electricity, real estate taxes and etc.

      Research, Development and Engineering. Research, development and engineering ("R & D"), as a percentage of sales, increased from 6% in 1996 to 8% in 1997. This is due to a reduction in sales, but a constant level of development and engineering support.

      Selling and Administration. Selling and administration expenses ("S&A"), as a percent of sales, decreased from 20% in 1996 to 18% in 1997. The decline in S&A as a percent of sales is due to significant bad debt recoveries in 1997, and a reduction in marketing staff and expenses for new products.

      Interest Expense. Interest expense decreased by $125,000 or 14% from 1996 to 1997. This is due to a reduction in interest expense on related party debt of $70,000 based upon a revised method of calculation and reduction in bank interest of $55,000 primarily due to a negotiated rate decrease of 1% during November 1996.

      Total Assets. Total assets declined by $1,840,000 or 38% from 1996 to 1997. This is primarily due to a reduction in inventories and accounts receivable resulting from declining sales. It is also due to a lower cash position due to continuing losses.

      Inflation. Prices in the peripheral data storage market do not ordinarily increase to offset the effects of inflation. The Company has curtailed production of certain products due to the inability to obtain price increases and reduce costs.

                     Fiscal Quarter Ended September 26, 1998
                                 Compared to
                     Fiscal Quarter Ended September 27, 1997

      Material Changes in Results of Operations. The following table sets forth, for the periods indicated the relative percentages that certain items in the Company's Consolidated Statements of Operations bear to net sales.

                                    Three Months Ended In September
                                    -------------------------------

                                          Income and Expense

                                  Items as percent    Percent Change
                                     of sales           in dollars
                                    1998   1997       from 1997-1998
                                    ----   ----       --------------

Net Sales                            0%    100%           (100)%

Cost of products sold                0     449            (100)
                                  ----    ----
      Gross Profit (loss)            0    (349)           (100)
Research, development &
      engineering                    0      40             (41)
Selling and administration           0     153             (46)
Other deductions (income)            0     107             (31)
                                  ----    ----

      Net earnings (loss)            0%   (649)%           (56)%
                                  ====    ====            ====

      Decline in Sales. Sales volume has decreased 100% from the same period in the prior year. The decrease is due to the suspension of sales of recording head product to Newmax Co., Ltd., a parent of the Company, and all other customers.

      Research. The Company continues to perform market research on products that could be sold by the Company. Spending on research, development and engineering has decreased 41% from the same period in the prior year.

      Reduced Selling and Administrative Costs. Efforts have been made to reduce selling and administration costs as much as possible while maintaining all necessary services. This cost has decreased 46% from the prior year.

      Material Changes in Financial Condition. The consolidated balance sheet at September 26, 1998 reflects a decrease in net working capital since fiscal year-end. This decrease is the result of an increase in short-term debt to fund the operating loss. Within the components of working capital, due to related parties increased by $167,000 as a result of increases in interest expense on related party debt remaining unpaid.

                         LIQUIDITY AND CAPITAL RESOURCES

      Revolving Credit Loan Agreement. The Company entered into an agreement with a lending institution on May 10, 1991. On April 30, 1992 this loan was converted from a $4,000,000 one year renewable loan to a loan with a fixed repayment plan. On November 19, 1996 the lending institution agreed to a modification of repayment terms resulting in payment due November 18, 1997. This loan has been collateralized by a Newmax affiliate (guarantor) named Tae Il Magnetics Co., Ltd.

      Default of Revolving Credit Loan. The $2,741,000 loan was in default before its maturity on November 18, 1997. The amount of interest in default and in arrears was $341,000 at September 26, 1998 and $358,000 at October 26, 1998 in respect of the revolving credit note and the amount of the principal balance of the revolving credit note is $2,741,000. The institutional lender completed collection proceedings against a Korean bank letter of credit in the amount of $2,789,000 securing payment of the revolving credit note. An affiliated company named Tae Il Magnetics Co., Ltd. which had provided a mortgage on its Korean real estate as collateral for that Korean bank letter of credit will become entitled to assert a claim against the Company for all amounts collected from it by the institutional lender out of the pledge of its assets. It may be possible that the two year moratorium on collection of certain debts from certain affiliated companies of the Company, as approved by a Korean court during September, 1998, may prolong those collection efforts.

      Term Loan Agreement. The Company entered into a $3,000,000 term loan agreement with the same lending institution on November 5, 1991. On November 26, 1996 the lending institution agreed to a modification of repayment terms resulting in no principal payments due until the November 26, 1997 maturity. The balance remaining unpaid on this loan is $1,408,000 and $1,450,000 as of June 27, 1998 and June 28, 1997, respectively.

      Default of Term Loan. Monthly interest payments have not been made since August 1997. The lender has initiated collection. The amount of interest in default and in arrears pursuant to the term loan note, which had matured on November 26, 1997, was $126,000 as of June 27, 1998, $162,000 as of September 26, 1998 and $175,000 as of October 26, 1998. The rate of interest of the term loan note was the prime rate of Citibank, N.A. until the earlier of November 26, 1997, which was its maturity date, or December 16, 1997, which was the date of the demand for payment of $1,408,000 of principal and $30,252.44 of accrued interest, and thereafter became two percent (2%) above the interest rate of eight and one half percent (8.5%) in affect on that date. The Company does not have the funds to satisfy the principal balance and accrued interest of the term loan note; however, no foreclosure action as yet has been instituted by the primary institutional lender of the Company. The Company believes that the forbearance of this primary lending institution may be due to the agreement of purchase and sale between the Company and the City of New York to sell part of the real estate which is collateral for the mortgage securing the term loan note at a price of $2,400,000 which, if obtained, would enable the Company to satisfy the term loan note, but no assurance can be made that such sale will be consummated.

      Collateral and Guaranties for Term Loan. The $1,408,000 term loan is secured by substantially all the assets of the Company, including a first mortgage on the facilities of the Company in Kingston, New York. The term loan has been guaranteed by the related parties Newmax, Co., Ltd., Tae Il Media Co., Ltd. and Mr. K.H. Chung.

      Debt Restructuring Proceedings in Korea. The Company has been advised that Newmax Co., Ltd. and Tae Il Media Co., Ltd. on October 14, 1997 had obtained waivers of defaults in the payment of amounts due pursuant to their indebtedness from their institutional lenders and on November 8, 1997 had filed for reorganization pursuant to bankruptcy laws in Korea so that they might become entitled to a two-year moratorium on the repayment of certain obligations to certain creditors. The debt restructuring plan of Tae Il Media Co., Ltd. was accepted by its creditors and was approved by Suwon District Court in Korea on September 4, 1998. The debt restructuring plan of Newmax Co., Ltd. was accepted by its creditors and was approved by Cheongju District Court in Korea on September 15, 1998. The Company can make no assurance that its primary lending institution will continue to forbear from foreclosing on the mortgage if its agreement to sell part of the collateral for that mortgage to the City of New York for $2,400,000 should not yield funds to satisfy the mortgage indebtedness in a reasonable amount of time.

      Lack of Working Capital. Working capital consists of very little current assets as there was neither inventory nor orders for products at year-end. Current assets will remain very low, since on December 1, 1998 the Company decided not to commence battery production commences and not to seek orders for other products. It is anticipated that related party assistance will be necessary to finance working capital needs while the Company is liquidating its assets.

      Commitments for Capital Expenditures. The Company had commitments for capital expenditures of $463,706 as of June 27, 1998. These capital expenditures pertain to the installation of the sealed lead acid battery line, which the Company decided to not to use on December 1, 1998. Capital expenditures exceeded depreciation during the fiscal year ended June 27, 1998, but depreciation had exceeded capital expenditures during the three prior fiscal years ended June 28, 1997 by at least $300,000 per year.

      Required Repayments of Long-Term Debt. Required repayments of long-term debt for fiscal 1999 are around $1,600,000 so long as the Company may rely on oral assurances that the Company will not be asked to repay the revolving credit note. The primary lending institution has issued notices of default, but has not initiated any legal action against the Company.

      Sources of Liquidity. The Company is hopeful that funds generated by facility sales proceeds and received from Newmax will be adequate to fund debt service and other operational needs. Although there is no firm commitment and experience since December 1, 1998 reflects serious difficulty and delays in obtaining funds for the Company, affiliated parties and parents are being asked by the Company to advance funds on a short-term as needed basis to offset cash shortfalls. The Company will not commence production on its sealed lead acid battery manufacturing line. Note 2 to the Company's consolidated financial statements on page 39 of the annual report contains a further discussion of liquidity and management's former action plan prior to December 1, 1998, when the Company decided to liquidate and dissolve. The Company cannot assure that it will receive funds needed from its affiliates to remain viable during the next twelve months.

      Reasons for Lack of Predictability. The proposed sale of certain real estate of the Company to the City of New York, the proposed sale of the remaining property and assets of the Company, the proposed dissolution of the Company and the difficulties experienced by the Company since December 1, 1998 in obtaining working capital from its affiliated companies materially cause the information reflected in management's discussion and analysis of financial condition and results of operations in the annual report not to be indicative of the Company's future financial condition. See "Anticipated Change to Liquidation Basis of Accounting" on page 57.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      Please see "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY" on pages 25 to 27.

                     RELATIONSHIPS AND BENEFICIAL INTERESTS

      Please see "INTEREST OF DIRECTORS IN MATTERS TO BE VOTED ON" on pages 13 to 15, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" on pages 18 to 19, especially footnote (1) to the chart, "SECURITY OWNERSHIP OF MANAGEMENT" on pages 20 to 21 and "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY" on pages 25 to 27, and "BOARD INTERLOCKS AND INSIDER PARTICIPATION" on pages 35 to 37.

      Newmax Co., Ltd. Until March 29, 1994, Mr. K.H. Chung was the representative director and the president of Newmax and Dr. Heehwan Lee was a director and vice president of Newmax. Media and Magnetics combined owned 28 percent of the capital stock of Newmax as of June 27, 1998.

      Tae Il Media Co., Ltd. Mr. K. H. Chung owns approximately 1 percent of the capital stock of Media and is a representative director and the president of Media and Dr. Heehwan Lee a director and vice president of Media. Mr. Yoon K. Choo is a director and the chairman of the board of directors of Media. Media owns almost 19 percent of the capital stock of Dae Bang Venture Capital Co., Ltd., which owns 7.1 percent of the common stock of the Company. Media owns approximately 12 percent of the capital stock of Newmax as of June 27, 1998.

      Tae Il Magnetics Co., Ltd. Mr. K.H. Chung owns approximately 6 percent of the common stock of Magnetics. Until March 29, 1994, Mr. K.H. Chung was the representative director and the president of Magnetics. Magnetics owns 16 percent of the capital stock of Newmax as of June 27, 1998.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       See "COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT" on page 30.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

      See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on pages 27 to 29 and "CERTAIN BUSINESS RELATIONSHIPS" on pages 30 to 33. See also "LIQUIDITY AND CAPITAL RESOURCES" on pages 70 to 72 for a discussion of loans obtained by the Company with the assistance of guarantees provided by Newmax and other related parties.

                          BOARD AND COMMITTEE MEETINGS

      See "BOARD AND COMMITTEE MEETINGS" on page 33.

                    COMPENSATION OF DIRECTORS AND OFFICERS

      See "COMPENSATION OF DIRECTORS AND OFFICERS" on pages 33 to 34.

                   BOARD INTERLOCKS AND INSIDER PARTICIPATION

      See "BOARD INTERLOCKS AND INSIDER PARTICIPATION" on pages 35 to 37.

               STOCKHOLDER ACTION REQUIRED FOR SALE OF REAL ESTATE

      Stockholder Action Authorizing Sale of Certain Real Property of the Company. The proposed resolution authorizing the sale of certain real property of the Company to the City of New York has been deemed advisable and is being recommended by the board of directors of the Company. A resolution for the proposed sale of certain real property of the Company to the City of New York must be adopted by the holders of a majority of the outstanding stock of the Company entitled to vote at a meeting. If the sale of certain real property of the Company to the City of New York is not approved by the stockholders of the Company, then the board of directors of the Company will not be able to proceed with the sale of that real property of the Company to the City of New York.

      Anticipated Adoption of Resolution for Sale of Certain Real Property of the Company. Newmax Co., Ltd. and Dae Bang Investment Finance Corp. will vote or will cause to be voted their 12,075,000 shares of common stock of the Company in favor of the adoption of the resolution authorizing the sale of certain real property of the Company to the City of New York. As a result, the resolution authorizing the sale of certain real property of the Company to the City of New York will be adopted by a majority of the issued and outstanding shares of common stock of the Company.

                  DISPOSITION OF REMAINING ASSETS AND PROPERTY

      General Character and Location of the Property. The property consists of approximately two acres of real estate in the vicinity of Railroad Avenue, the Conrail right of way, and Grand Street in Kingston, New York. The property is improved with a 34,644 square feet masonry factory building on Grand Street at the end of Dederick Street in Kingston, New York and about two acres of parking lots on the other side of the Conrail right of way. The use of the building conforms with its M-1 and M-2 zoning classifications for manufacturing purposes. The land is not in a flood plain. Certificates of occupancy and street letters have been issued by the City of Kingston.

      Benefits of Listing the Remaining Real Estate for Sale. The listing for sale of the remaining real estate of the Company is in the best interests of the stockholders of the Company, even though the Company will have no net proceeds available to distribute in respect of the outstanding shares of common stock of the Company if a prospective buyer or buyers should make reasonable offers to buy that real estate, for the following reasons:

            No Available Capital to Utilize the Building Listed for Sale. The Company has no more available sources of capital to operate its sealed lead acid battery assembly line in the 34,644 square foot building which has been listed for sale.

            No Revenues to Pay the Expenses of Real Estate Listed for Sale. The Company has no revenues to pay the substantial expenses of owning the remaining real estate of the Company which has been listed for sale.

            Partial Repayment of Loans from Associated Companies. If a prospective buyer or buyers should make reasonable offers to buy the remaining real estate of the Company, the net proceeds of sale may enable Newmax Co., Ltd. and its associated companies to recoup some of the funds which they have loaned to the Company since 1991 in an effort to keep it in business.

      Timeliness of the Transaction. The board of directors is recommending the future sale of the remaining real estate of the Company at this time, because the Company cannot afford to distribute another information statement to stockholders in order to obtain approval if and when an offer or offers to purchase the remaining real estate of the Company should be received by the Company. Moreover, the Company wants to be in a position to close such an offer to purchase its remaining real estate as quickly as possible without the delays of distributing another information statement to its stockholders.

              DETERMINATION OF POTENTIAL VALUE OF REMAINING ASSETS

      Nature and Amount of Consideration. The nature and amount of consideration to be received by the Company is unknown, since no offers have been received while the property has been listed for sale with a real estate broker for over five years.

      Appraisal of the Real Estate. The Company obtained an appraisal on July 15, 1996 of the fair market value of all of its real estate located in Kingston, New York, except the two acres of parking lot, from Griffin Valuation & Realty Services, Ltd. See "Appraisal of the Real Estate", "Qualifications of Appraiser", "Selection of Appraiser", "No Material Relationships between the Company and the Appraiser," and "Availability of Appraisal" on pages 42 to 43 above.

      Sales Comparison Approach Fair Market Value of Unsold Old Factory Building. The comparative sales method is based on analysis of recent sales of comparable properties in the region. Griffin Valuation & Realty Services, Ltd. appraised the 34,644 square feet factory building which is not being sold to the City of New York at a fair market value of $520,000 based on a sales comparison approach on July 15, 1996.

      Capitalized Gross Income Approach Fair Market Value of Unsold Old Factory Building. The capitalized gross income method of appraisal is based on the capitalization of anticipated future gross rents set forth in recent leases of comparable properties in the region. The Company has deduced by extrapolating from the aggregate information in the appraisal that Griffin Valuation & Realty Services, Ltd. appraised the 34,644 square feet factory building which is not being sold to the City of New York at a fair market value of $820,000 based on a capitalized gross income approach on July 15, 1996. That capitalized gross income value would be considerably less if usual expenses were deducted from annual


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estimated gross income prior to dividing by the capitalization rate.
Unfortunately, the appraisal did not allocate the expenses attributable to all of the buildings owned by the Company among them separately.

      Listing Prices of Unsold Old Factory Building. In July 1993 the Company had listed the 34,644 square feet factory building for sale for $859,900, but the Company has reduced the listing price to $575,000.

      Estimated Value of Unsold Parking Lot. The two acres of parking lot which will not be sold to the City of New York are excluded from the appraisal by Griffin Valuation & Realty Services, Ltd. The chief executive officer of the Company estimates those two parking lots to have a fair market value of $180,000, based on information supplied by realtors in Kingston, New York as to the going rate for manufacturing zoned land in Kingston, New York.

      Impossibility of Realizing or Ascertaining Values Without Sales. The foregoing estimates of fair market value should not be relied upon, since the real estate market lacks liquidity. Thus the Company may not be able to obtain any offers to purchase the properties at any prices during the foreseeable future. No assurance can be given that either the appraised or the estimated fair market values of the properties which are not being sold to the City of New York ever can be realized by the Company.

      Fairness of Consideration. If an offer to purchase the property should be received, then the fairness of the consideration will be based on the results of the efforts which the Company has made to sell its real estate with the professional assistance of the listing realtor and the advice which the Company has received from another realtor, as well as upon the information contained in the appraisal.

             LACK OF PRESENT PROSPECTS FOR SALE OF REMAINING ASSETS

      Name and Address of Transferor. The name and address of the transferor of the property is National Micronetics, Inc., 71 Smith Avenue, Kingston, New York 12401.

      Name and Address of Transferee. The name and address of the transferee of the property is not known, since no offer to purchase the property has been received by the Company.

      Unknown Material Relationship of Transferee to the Company. Since the transferee has not yet been determined, no one knows whether the transferee will have any material relationship with the Company or with any affiliate of the Company.


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      Other Material Features of the Contract or Transaction. It is impossible to describe the material features of the contract or transaction, since no one has offered to purchase the property from the Company yet.

                  POSSIBLE RESULTS OF SALE OF REMAINING ASSETS

      Accounting Treatment of the Sale of Remaining Property and Assets. The Company does not know yet whether it will report a gain or a loss on the desired sale of the non-depreciable land and the depreciable buildings and improvements which comprise the part of its real estate which the Company is not selling to the City of New York, because no offers to purchase have been received by the Company, so consequently the sales prices are not known.

      Federal Income Tax Treatment of the Sale of Remaining Property and Assets. The Company does not know whether it will realize a gain or a loss on the desired sale of part of its land which is not being sold to the City of New York, because no offers to purchase that land have been received by the Company, so consequently the portion of the sales price of to be allocated to the land is not known. The Company does not know whether it will realize a gain or a loss on the sale of part of its buildings and improvements which are not being sold to the City of New York, because no offers to purchase those buildings and improvements have been received, so consequently the portion of the sales price to be allocated to the buildings and improvements to be sold is not known.

      Characterization of Federal Income Tax Losses or Gains. For federal income tax purposes, the Company will recognize a long term capital loss or a long term capital gain on the sale of the non-depreciable land which is not being sold to the City of New York, if that land ever can be sold. For federal income tax purposes, the Company will recognize an ordinary loss or ordinary income on the sale of the depreciable buildings and improvements which are not being sold to the City of New York if the gains from the sale of depreciable assets by the Company during the tax year during which those sales may occur do not exceed the losses from the sale of depreciable assets by the Company during that tax year. Otherwise, the Company will recognize a long-term capital loss or a long-term capital gain on the sale of the depreciable buildings and improvements which the Company is not selling to the City of New York if the gains from the sale of depreciable assets by the Company during the tax year during which those sales may occur exceed the losses from the sale of depreciable assets by the Company during that tax year. The land retains its character as a capital asset, while the buildings and improvements acquire the character of section 1231 property for federal income tax purposes.


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

            STOCKHOLDER ACTION REQUIRED FOR SALE OF REMAINING ASSETS

      Stockholder Action Authorizing Sale of Remaining Property and Assets of the Company. The proposed resolution authorizing the sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company has been deemed advisable and is being recommended by the board of directors of the Company. A resolution for the proposed sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company must be adopted by the holders of a majority of the outstanding stock of the Company entitled to vote at a meeting. If the sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company is not approved by the stockholders of the Company, then the board of directors of the Company will not be able to proceed with the sale of the remaining property and assets of the Company.

      Anticipated Adoption of Resolution for Sale of Remaining Property and Assets of the Company. Newmax Co., Ltd. and Dae Bang Investment Finance Corp. will vote or will cause to be voted their 12,075,000 shares of common stock of the Company in favor of the adoption of the resolution authorizing the sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company. As a result, the resolution authorizing the sale of all of the remaining property and assets of the Company on whatever terms and conditions the officers of the Company may deem expedient and for the best interests of the Company will be adopted by a majority of the issued and outstanding shares of common stock of the Company.

                           DISSOLUTION OF THE COMPANY

      Recommendation by Directors of Dissolution of the Company. On December 1, 1998, the board of directors of the Company adopted a resolution deeming it advisable that the Company should be dissolved and called the 1999 annual meeting of stockholders of the Company to take action upon the resolution.

      Purpose of Dissolution of the Company. The purpose of the dissolution of the Company is officially to notify the public that its business operations have ceased and that its only purpose after its dissolution will be to dispose of its assets and property and to pay as many of its liabilities and obligations as possible with the net proceeds of dispositions of its assets. For three years after its dissolution, the Company will continue as a body corporate for the purpose of prosecuting and defending suits by or against it and of enabling it gradually to settle and close its business, to dispose of and convey its property and to discharge as many of its


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liabilities as possible. The board of directors of the Company anticipates that there will not be any distribution of any remaining assets to the stockholders of the Company.

      Reasons for Dissolution of the Company. The controlling stockholders of the Company decided to terminate their plans to provide working capital to enable the Company to develop the business of manufacturing sealed lead acid batteries or to develop any other businesses on November 11, 1998. Since the Company has a large working capital deficit which is primarily attributable to debts owed to affiliated companies, the Company is not in a position to seek financing for the development of new businesses in the capital markets. Therefore, the board of directors of the Company on December 1, 1998 decided that the Company should be dissolved, since it has no reason for its continuing existence except the disposition of its assets and the satisfaction of some of its liabilities.

      Provision for Creditors and Claimants. The assets of the Company will be insufficient to pay all of the claims of its creditors and others, including John Conklin and Nancy Conklin, who have sued the Company for $7,700,000. The board of directors of the Company has decided to continue to defend the Company against that lawsuit. No provision for the potential liability of the Company in this lawsuit has been made in the financial statements of the Company, and the independent public accountant has made an exception in his opinion about the financial statements of the Company on that account. The dissolution of the Company is merely the commencement of a long process to dispose of the remaining assets of the Company and to satisfy as many of the claims of creditors and others as the net proceeds of those dispositions may make available for that purpose.

      General Effect of Dissolution upon Existing Stockholders. The Company will not have any cash or other assets remaining to distribute to stockholders after satisfaction of some of its liabilities. The directors and officer of the Company will remain in office after the dissolution for purposes of winding up the affairs of the Company.

      Income Tax Effect of Dissolution upon Existing Stockholders. Ordinarily, a distribution in liquidation would be consideration for the sale or exchange by the stockholders to the Company of their shares of its common stock. The plan of liquidation of the Company, however, contemplates that upon completion of the liquidation of the assets and payment of some of the liabilities of the Company, there will be no distribution in liquidation.


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

                   STOCKHOLDER ACTION REQUIRED FOR DISSOLUTION

      Stockholder Action Regarding Dissolution of the Company. The proposed dissolution of the Company has been deemed advisable and is being recommended by the board of directors of the Company. A resolution for the proposed dissolution of the Company must be adopted by the holders of a majority of the outstanding stock of the Company entitled to vote at a meeting. If the dissolution of the Company is not approved by the stockholders of the Company, then the board of directors of the Company will not be able to proceed with its dissolution.

      Anticipated Adoption of Resolution for Dissolution of the Company. Newmax Co., Ltd. and Dae Bang Investment Finance Corp. will vote or will cause to be voted their 12,075,000 shares of common stock of the Company in favor of the adoption of the resolution for the dissolution of the Company. As a result, the resolution for the dissolution of the Company will be adopted by a majority of the issued and outstanding shares of common stock of the Company.

                  UNDERTAKING TO FURNISH EXHIBITS TO FORM 10-K

      With this information statement, the Company is providing to each stockholder of the Company, including each beneficial owner of the common stock of the Company, without charge, a copy of the Company's annual report on Form 10-K, including the financial statements and the financial statement schedules (the "annual report"), required to be filed with the Securities and Exchange Commission, pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year ended June 27, 1998.

      The Company will provide to each stockholder of the Company who does not receive a copy of such annual report, without charge, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the Company's annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year ended June 27, 1998.

      The Company will furnish to each stockholder of the Company, on the written request of that stockholder and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any exhibit to the Company's annual report on Form 10-K for the Company's most recent fiscal year ended June 27, 1998, upon the payment of a fee of twenty-five cents ($0.25) per page for duplication expenses plus $3.00 per document for postage.


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

      Written and oral requests should be directed to Dr. Heehwan Lee, Chairman, President, Chief Executive Officer, Treasurer and Secretary, National Micronetics, Inc., 71 Smith Avenue, Kingston, NY 12401, telephone (914) 338-0333, telefax (914)
338-0377.

      For purposes of the foregoing undertakings, a stockholder of the Company shall include each beneficial owner making a written request setting forth a good faith representation that, as of January 8, 1998, the person making the request was a beneficial owner of the common stock of the Company.

                          PROPOSALS BY SECURITY HOLDERS

      Proposals by Security Holders. No stockholder of the Company entitled to vote at the 1999 annual meeting of stockholders of the Company has submitted to the Company any proposal for action at the meeting, except Newmax Co., Ltd., which submitted the proposals to sell certain real estate of the Company, to sell all the property and assets of the Company and to dissolve the Company. The board of directors of the Company approved those proposals on December 1, 1998 and is presenting those proposals for adoption at the 1999 annual meeting of stockholders.

      Proposals by Security Holders for Next Annual Meeting. Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company must be received at the office of the secretary, National Micronetics, Inc., 71 Smith Avenue, Kingston, NY 12401 not later than October 1, 1999, for inclusion in the proxy statement of the Company and form of proxy for that meeting. Proposals of stockholders will be considered untimely if submitted after November 12, 1999. In view of the proposed dissolution of the Company and the possibility that the Company may not need to solicit proxies if it should hold another annual meeting of stockholders, the Company is not undertaking to prepare and distribute a proxy statement for that purpose.


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                                    EXHIBITS

2.          Agreement of Purchase and Sale dated November 4, 1998
            between National Micronetics, Inc. and the City of New
            York, furnished simultaneously with this information
            statement.                                                        83

13.         Annual Report on Form 10-K of National Micronetics, Inc.
            for the fiscal year ended June 27, 1998, both furnished simultaneously with this information statement as the annual report to stockholders pursuant to Rule 14a-3 of
            the Securities and Exchange Commission and incorporated by reference to the Annual Report on Form 10-K of National
            Micronetics, Inc. for the fiscal year ended June 27, 1998, filed on October 15, 1998, Securities and Exchange
            Commission File No. 0-7207.                                    BOUND
                                                                      SEPARATELY


                                             By order of the Board of Directors,

Kingston, New York                           Heehwan Lee
February 5, 1999                             Secretary


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